As filed with the Securities and Exchange Commission on July 1, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Top Create Biotech Co., Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	8000	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

89 Nexus Way, Camana Bay,

Grand Cayman, KY1-9009, Cayman Islands

(Address, including zip code, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS (Subject to Completion)

Dated July 1, 2025.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are offering          ordinary shares                     . This is the initial public offering of ordinary shares of . The offering price of our ordinary shares in this offering is expected to be $          per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “TCBG”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

		PER SHARE		TOTAL
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	references to “Common Shares” or “our shares” refer to common shares of Top Create Biotech Co., Ltd.;

•	references to the “Company,” “we,” “us,” “our” and “TCBG” refer to Top Create Biotech Co., Ltd.;

•	references to “dollars,” “U.S. dollars,” “USD,” “$,” and “US$” are to United States Dollars;

•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

•	references to the “SEC” are to the United States Securities and Exchange Commission.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”, “anticipate”, “estimate”, “continue”, “predict”, “project”, “potential”, “target,” “goal” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this prospectus, including among other things:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	exposure to product liability claims and actions;
●	risks associated with product recalls;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	the impact of COVID-19 on the Company;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company;
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	damage to our reputation due to negative publicity;
●	changes in the laws that affect our operations;
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government support;
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	risks associated with expansion into new jurisdictions;
●	managing our growth effectively;
●	fluctuations in operating results;
●	emerging market risks;

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●	global economy risks;
●	our ability to maintain and enhance our market position;
●	our ability to obtain and maintain adequate insurance coverage;
●	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
●	dependence on our senior management and key employees;
●	our ability to maintain the listing of our securities on Nasdaq;
●	our ability to continue to develop new technologies and/or upgrade our existing technologies;and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our Common Shares. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our Common Shares and our location in Cayman that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Our Mission

The mission of Top Create Biotech Co., Ltd. is to promote the innovation and application of biotechnology on a global scale, and provide consumers with all-round health solutions through continuous technological breakthroughs and industrialization. We are committed to building a complete industrial chain from basic scientific research to product research and development, manufacturing and practical application to consumers, and optimizing and reconstructing the healthy consumption value chain through the deep integration and innovation of biotechnology.

Our core mission is to explore and realize more accurate and inclusive health management and anti-aging programs by using cutting-edge biotechnology achievements such as cell technology and microecological research, so as to comprehensively improve the health level of human beings. Through industrial synergy, we break the limitations of traditional health industry, promote cross-field cooperation and integration, and strive to provide more personalized, scientific and intelligent health products and services to consumers around the world.

At the same time, with a global vision, we will join hands with scientific research institutions, production bases and various consumption scenarios to form an efficient collaborative innovation system and promote the rapid transformation and application of biotechnology achievements. Through the construction of this whole-cycle health value system, we not only provide high-quality health science and technology products for global consumers, but also devote ourselves to leading the future development direction of the global health industry and making positive contributions to the sustainable development of human health.

Through the implementation of the above mission and values, Top Create Biotech Co., Ltd. not only strives for perfection in business, but also plays a caring and caring role in every customer's life. We are committed to providing every customer with meticulous health services and becoming your firm partner in a healthy life.

Overview of Our Company

Since its establishment, Top Create Biotech Co., Ltd. has always adhered to the spirit of innovation, actively expanded in many fields, and steadily built a diversified and highly competitive business map. In the process of development, the Group constantly challenges itself and breaks through the limitations. From the initial intensive cultivation in a specific field, it has now expanded to a number of related fields in an all-round way, achieving leap-forward growth and leap.

The business layout of the Group is extensive and far-reaching, covering many core sectors such as health technology, e-commerce operation and brand management. By implementing the four-wheel drive strategy of "new e-commerce+brand management+scientific research transformation+capital operation", we have successfully integrated biotechnology with the consumer market and comprehensively promoted the combination of technological innovation and market demand. Our innovative model takes new e-commerce as the traffic engine, brand management as the value carrier, scientific research as the technical barrier, and capital operation as the global lever, which forms the whole chain synergy from technology research and development to market realization, and is committed to promoting world's intellectual health technology products to the world.

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In the field of health science and technology, Top Create Biotech Co., Ltd. relies on strong scientific research strength and advanced technology platform, especially the research and development center of 2 million copies of biological sample resources and living biopharmaceuticals, and uses cutting-edge technologies such as recombinant collagen and stem cell exosomes to transform cutting-edge biotechnology achievements into directly perceptible consumer products. By providing the closed-loop service of "detection-intervention-maintenance", we make biotechnology break through the boundaries of laboratories and truly become a practical solution to improve the quality of life.

In the field of e-commerce operation, Top Create Biotech Co., Ltd. closely followed the trend of the times and created a live e-commerce 2.0 model in line with its own situation. By creating a dual matrix of "technical experts+star KOL", we have achieved efficient fission of traffic. At the same time, with the help of the artificial intelligence product selection system, we keenly capture the hot spots of consumer demand, drive the research and development of new products, form an efficient full-link response of "live explosion-rapid mass production-accurate delivery", and quickly emerge in the field of e-commerce and form a strong market competitiveness.

In terms of brand management, Top Create Biotech Co., Ltd. has carefully hatched and shaped a number of self-operated brands with its accurate grasp of market trends and excellent marketing and promotion capabilities. By deepening the brand strategy, we enhance the brand's popularity and reputation in the market, and continue to build brand value with strong market influence.

Top Create Biotech Co., Ltd. will continue to take innovation as the driving force, integrate technology and market demand, promote global development, and strive to provide consumers with better and smarter health technology products, and constantly lead the future trend of the health industry.

History and Development

Since its establishment, Top Create Biotech Co., Ltd. has always adhered to the core concept of "innovation-driven, customer first", devoted itself to deeply integrating scientific and technological innovation with market demand, and gradually built a diversified business system covering core areas such as health technology, e-commerce operation and brand management. Top Create Biotech Co., Ltd. has shown strong adaptability and innovative spirit from the initial deep cultivation in a certain field to the comprehensive expansion of business map.

In the field of health science and technology, Top Create Biotech Co., Ltd. has successfully transformed cutting-edge biotechnology achievements into directly applicable consumer products with its strong scientific research strength and advanced technology platform, especially with the support of 2 million copies of biological sample resources and living drug research and development center. Through technologies such as recombinant collagen and stem cell exosomes, Top Create Biotech Co., Ltd. has developed health products with market competitiveness, providing consumers with high-quality health solutions. Through the closed-loop service mode of "detection-intervention-maintenance", Top Create Biotech Co., Ltd. has transformed biotechnology from a laboratory product into a practical product for consumers' daily life, truly realizing the value transformation of biotechnology and escorting consumers' health.

In terms of e-commerce operation, Top Create Biotech Co., Ltd. innovatively launched the "Live E-commerce 2.0" model, and realized the efficient fission of traffic by constructing the dual matrix of "technical expert+star KOL". With the help of artificial intelligence product selection system, Top Create Biotech Co., Ltd. accurately captures market hotspots, drives new product research and development, and forms an efficient full-link response mechanism of "live explosion-rapid mass production-accurate delivery". This strategy not only accelerates the brand's market expansion, but also provides consumers with a more efficient and accurate shopping experience. In the future, Top Create Biotech Co., Ltd. plans to further optimize the e-commerce operation mode and explore more diversified and personalized products and services to meet the diverse needs of different consumers.

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In terms of brand management, Top Create Biotech Co., Ltd. has successfully hatched and built a number of high-quality self-operated brands with its accurate grasp of market trends and excellent marketing and promotion capabilities. By deepening the brand strategy, Top Create Biotech Co., Ltd. continuously enhances the brand's popularity and reputation in the market, and at the same time continues to build high-end brands with strong market influence. In the future, the construction of God's multi-level brand matrix will bring broader market space and higher brand value to the brand.

Looking forward to the future, Top Create Biotech Co., Ltd. will continue to take innovation as the driving force, integrate technology and market demand, and promote the development of globalization. The company plans to further expand the application of cutting-edge technology in the field of health science and technology and develop more internationally competitive health products. At the same time, in terms of e-commerce operation, Top Create Biotech Co., Ltd. will explore more diversified and intelligent business models and promote the innovation and development of live e-commerce version 2.0 and even higher. In brand management, the company will deepen brand strategy, build more high-end brands with international influence, and further enhance brand value and market influence. Through continuous innovation and strategic deepening, Top Create Biotech Co., Ltd. will lead the future trend of the health industry, provide better health technology products to consumers around the world, and promote the high-quality development of the health industry.

Generally speaking, the history and development of Top Create Biotech Co., Ltd. represents its continuous innovation and breakthrough in the biotechnology industry. In the future, the company will continue to promote the transformation of the global biotechnology industry through innovation in technology, service and operation mode, and strive to become a global leader with extensive influence in the world.

The Industry

(1) industry analysis

With the increasing global attention to health science and technology industry, more and more enterprises are beginning to realize the importance of healthy infrastructure construction (HSI). As an innovative enterprise with an international vision, Top Create Biotech Co., Ltd. has an important position in the field of stem cells and microecological health, and it also shows its unique influence on a global scale.

In stem cell research, Top Create Biotech Co., Ltd. built a national cell therapy technology engineering research center based on its national high-tech enterprise qualification. It has a GMP-level workshop of 5000㎡ and a large R&D base of 20000㎡, equipped with internationally advanced laboratory equipment. This hardware facility has laid a solid foundation for the development of the whole chain of stem cell technology. We have established cooperative relations with many internationally renowned medical institutions and scientific research institutions to jointly promote the transformation and application of stem cell technology in the field of clinical medicine. The stem cell research of Top Create Biotech Co., Ltd. has not only made remarkable progress in the field of basic science, but also made breakthrough achievements in translational medicine and industrial application. Up to now, Top Create Biotech Co., Ltd. has obtained 67 independent intellectual property rights, of which 35 are invention patents. These achievements not only improve the scientific research level of stem cell technology, but also provide reliable technical support for related medical institutions and enterprises. In the international market, the stem cell application technology of Top Create Biotech Co., Ltd. has been widely recognized and has become an important force to promote the development of the global stem cell industry.

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The development in the field of microecological health is also remarkable. With the in-depth study of gut microbiome, scientists have gradually realized the inextricable relationship between intestinal flora and human health. Top Create Biotech Co., Ltd. has also shown strong layout ability in this field. Through strategic cooperation with top international scientific research institutions, Top Create Biotech Co., Ltd. has built an intelligent microbial application platform. The AI detection system of intestinal flora developed by it, with its huge database and advanced machine learning algorithm, has realized a complete health management process from individualized detection to individualized scheme customization. This innovative system not only helps medical institutions to formulate treatment plans more accurately, but also provides new ideas for the sustainable development of micro-ecological health industry.

From an international perspective, the layout of micro-ecological health has also been supported by many countries and regions around the world. For example, the field of regenerative medicine in the United States is accelerating, especially in the application of CRISPR technology in the treatment of blood tumors. European countries are also actively promoting the development of cell therapy and exchanging and cooperating with some technical standards of the United States. In contrast, the layout of Top Create Biotech Co., Ltd. in the field of stem cells and microecological health has not only made remarkable achievements, but also conforms to the development trend of global health science and technology. Through in-depth cooperation with top international scientific research forces, Top Create Biotech Co., Ltd. is gradually building a global health science and technology innovation platform. This platform can not only promote the clinical transformation of stem cells and microbial therapy, but also inject new vitality into the development of global health science and technology.

It should be pointed out that the rapid development of global health science and technology industry is reshaping the future medical health picture. According to the report jointly issued by the International Organization for Labor and Occupational Health (ILO) and the World Health Organization (WHO), nearly 50% of the global working population has some health problems, and microecological health and stem cell therapy will be the important directions to solve this problem in the future. The layout and achievement of Top Create Biotech Co., Ltd. is an active attempt under this background. Through continuous technological innovation and international cooperation, Top Create Biotech Co., Ltd. not only enhances its own competitiveness, but also contributes to the sustainable development of the global health science and technology industry.

With the aggravation of the aging population and the continuous progress of biotechnology, the health science and technology industry will continue to grow. The industry will develop in the direction of intelligence, personalization and diversification, and new business models will emerge in the industry. Enterprises need to constantly improve service quality, innovate technical means, and pay attention to social responsibility and ethical issues in order to achieve sustainable development.

In the increasingly competitive market environment, brand management has become a key factor for the survival and development of enterprises. Consumers' awareness and loyalty to the brand, as well as the value conveyed by the brand, have become important factors affecting the purchase decision. In order to meet the increasingly diversified and personalized market demand of consumers, brands must constantly innovate and improve product quality and service level. Top Create Biotech Co., Ltd. has demonstrated its unique strategy in brand management, successfully incubating its own brands on the basis of e-commerce and health technology. Through the strict "triple selection" mechanism, the product quality is controlled from the source, and the product is ensured to pass the stem cell bank activity test, hospital clinical efficacy verification (effective rate ≥9,000%) and microbial safety assessment (colony number < industry standard 50%), which has established a good reputation for the brand and laid a solid foundation.

In the process of brand building, Top Create Biotech Co., Ltd. focuses on transforming scientific research achievements into product advantages that consumers can perceive. Through the offline experience store, the "visualization of scientific research achievements" device is set up, and the complex principles of biotechnology are presented to consumers intuitively, which enhances consumers' trust and recognition. In addition, Top Create Biotech Co., Ltd. also successfully positioned the target customer groups and carried out targeted marketing activities with the help of the traffic advantage and precision marketing means of e-commerce platform, which enhanced brand awareness and market share. Through these efforts, Top Create Biotech Co., Ltd. has built a number of well-known brands, formed a unique competitive advantage, and promoted the sustainable development and upgrading of brands.

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From the perspective of international brand management, Top Create Biotech Co., Ltd. is outstanding in market expansion and brand influence. Since entering the international market, Top Create Biotech Co., Ltd.' s sales have increased steadily, and its market share has remained the industry leader for five consecutive years. Through international market research and consumer demand analysis, Top Create Biotech Co., Ltd. successfully developed customized product lines for consumers in different regions, further enhancing the brand's adaptability and competitiveness. At the same time, Top Create Biotech Co., Ltd. actively participated in international brand management activities, cooperated with many international brands, and expanded the global influence of brands through joint promotion and resource sharing. In the next five years, Top Create Biotech Co., Ltd. is expected to achieve sales exceeding 200 million dollars in the international market and enter the TOP100 brand management field.

(2) Industry data

The global biotechnology market has shown a rapid development trend in recent years. According to the latest market research report, the global biotechnology market has exceeded $1 trillion in 2023 and is expected to reach $1.4 trillion in 2025, with a compound annual growth rate of about 15.5%. This growth is mainly due to the application of the new generation of information technology, especially in the fields of biological data processing, gene sequencing and drug research and development. At the same time, the sustained impact of the global epidemic has also intensified the demand for biotechnology and immunotherapy, further promoting the expansion of the market. In addition, the breakthrough of gene editing technology and the development of precision medicine, especially in cancer treatment and genetic diseases, have brought significant growth to the market. The popularity of personalized medical care and digital health management has also injected new vitality into the global biotechnology market. Overall, the continuous optimization and technological innovation of the supply chain management system have made biotechnology and drug research and development more efficient and accurate, laying a solid foundation for the sustained growth of the global biotechnology market.

Geographically, Europe and North America dominate most of the global market, especially the United States, as one of the global biotechnology centers, has a strong pharmaceutical industry and innovation ecosystem. Europe's innovative environment and government support further consolidated its position. The markets in South America and the Middle East are also growing rapidly, among which India has become an important player because of its rich biological and pharmaceutical talents. In addition, emerging markets such as Southeast Asia and Latin America are rising day by day, and the increase in investment and R&D activities has promoted the growth of these regions.

In the future, the global biotechnology market will continue to be promoted by policy support and infrastructure improvement, and the market differences in different regions may be more significant, providing diversified opportunities for related enterprises and investors.

(3) industry pain points

1. The global biotechnology market is facing a series of difficulties, mainly in the following aspects:

High R&D cost: The research and development of biotechnology usually requires huge capital investment, especially in the fields of gene editing, new drug development and vaccine manufacturing. The high upfront R&D expenses may make it difficult for many start-ups and small enterprises to enter this field, which limits the extensive participation of the market.

Insufficient PICS (Product Innovation and Commercialization) projects: Due to technical limitations and regulatory requirements, biotechnology enterprises encounter great challenges in the commercialization stage, and many projects are difficult to be successfully transformed into market products, resulting in insufficient market supply.

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Shortage of talents and skills: The top biotechnology talents in the world are limited, especially in the fields of gene editing, cell therapy and biomedical engineering. The talent reserve and development system in developing countries still need to be strengthened, which limits the innovation and progression biotechnology industry.

Inconsistency between technical standards and regulations: Due to the differences in standards and regulations in the field of biotechnology in different countries and regions, this poses a challenge to the openness and consistency of the global market. The regulatory requirements of different countries may lead to difficulties in the production and sales of biotechnology products, and affect the expansion and competitiveness of the market.

Insufficient regional cooperation and infrastructure: Although the biotechnology industry is highly regional and professional, the cooperation and resource sharing between different regions are still limited. In addition, the lack of unified infrastructure and logistics network has also increased the production and transportation costs of biotechnology products.

Sustainability and stability of policy support: in the global market environment, the policy support and investment of governments and institutions in the field of biotechnology need continuous and stable protection. If the policy support is insufficient or unclear, it may have a negative impact on the long-term development of biotechnology industry.

Nevertheless, Top Create Biotech Co., Ltd. has great potential in the field of biotechnology, especially in gene editing and stem cell technology research and development. Top Create Biotech Co., Ltd. is expected to occupy a more important position in the global biotechnology market by strengthening policy support, enhancing the ability of scientific and technological innovation, perfecting the legal system and promoting regional cooperation. In the future, the globalization of biotechnology industry will rely more on technological innovation, policy coordination and international cooperation to overcome current challenges and achieve sustainable development.

(3) Industry forecast

The future development prospect of the global biotechnology market is very broad. With the continuous progress of science and technology and the increasing demand of human beings for health, environment and agriculture, the biotechnology industry is undergoing major changes. In the next few years, biotechnology will not only be limited to traditional drug development and treatment technology, but also go deep into many emerging fields, including genomics, precision medicine, cell therapy, regenerative medicine, agricultural biotechnology and environmental protection.

First of all, precision medicine and personalized treatment will be the important development direction of biotechnology. With the progress of genomics, scientists can deeply analyze individual genome information and design more personalized and targeted treatment programs. This treatment method can fight against diseases more accurately, especially in the treatment of complex diseases such as cancer, cardiovascular disease and genetic disease, and precision medicine will exert great potential.

Secondly, the field of biopharmaceuticals will continue to flourish. The research and development of innovative drugs will be accelerated by advanced technologies such as big data, artificial intelligence and machine learning. In particular, biopharmaceutical companies will pay more attention to the development of new treatment methods such as immunotherapy, cell therapy and gene therapy. These innovative technologies can not only bring patients a higher cure rate, but also reduce side effects, and provide new hope for some diseases for which there is no effective treatment at present.

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In addition, the progress of agricultural biotechnology will also have a profound impact on the global market. Gene editing technology, such as CRISPR-Cas9, is gradually changing the agricultural production mode, making crops resistant to pests and diseases, drought, increasing yield, and reducing environmental pollution while improving food production efficiency. This provides a new solution for global food security and sustainable agricultural development.

Regenerative medicine and stem cell therapy are another area of great concern. With the breakthrough of technology, scientists can use stem cells more effectively for tissue regeneration, organ repair and even organ replacement, which will provide revolutionary treatment for curing some diseases that cannot be cured at present, such as nervous system diseases and skeletal muscle injuries.

As for environmental protection biotechnology, with the increasing global concern about climate change and environmental pollution, biotechnology will play an increasingly important role in the field of environmental protection. For example, the use of microorganisms to clean up pollutants, waste conversion technology and research and development of biodegradable plastics are all important applications of biotechnology in the field of environmental protection.

Generally speaking, the future of global biotechnology market will be full of innovation and change. From drug research and development to agricultural production, from environmental protection to regenerative medicine, biotechnology will play an indispensable role in promoting social progress, improving the quality of life and solving global challenges. With the continuous development of technology and the support of policies, the potential of biotechnology will be more fully released, and the market scale and influence of the global biotechnology industry will continue to expand.

Our Solution

At present, the challenges faced by the global biotechnology market mainly focus on the high cost of research and development, the difficulty of technology commercialization, the shortage of talents, the inconsistency of laws and regulations and the lack of regional cooperation. In order to cope with these pain points, future solutions should focus on technological innovation, transnational cooperation and coordination of policies and regulations to promote the sustainable development of the industry.

First of all, research and development cost has always been a key factor restricting the progress of biotechnology. In order to reduce costs, cross-industry cooperation and technological innovation are particularly important. Through the application of AI, big data and other technologies, we can optimize the R&D process and improve efficiency, thus greatly reducing the experimental cost. In addition, global education and talent training programs will also help solve the problem of talent shortage. Governments and international institutions should increase their funding for biotechnology start-ups, especially in the early stage. Top Create Biotech Co., Ltd. can cooperate with the world's top scientific research institutions, share technological achievements and equipment, promote the intelligence and automation of R&D platforms, and reduce R&D investment.

Secondly, the problem of product innovation and commercialization needs to be solved by simplifying the approval process and promoting global standardization. Accelerate the transformation of products from research and development to market, and improve the market adaptability of products. Top Create Biotech Co., Ltd. can promote the rapid commercialization of products through cooperation with international biotechnology accelerators and incubators, and reduce the production and transportation costs of products by optimizing the global supply chain. With the help of global platforms and technology transfer, products can quickly enter the market and gain competitive advantages.

At the same time, the problem of talent shortage can be alleviated through global education plans and talent introduction strategies. Top Create Biotech Co., Ltd. should set up a global talent training program to attract top biotechnology talents from all over the world, and cooperate with international academic institutions to promote interdisciplinary and cross-disciplinary technological innovation. By increasing the training and support for talents, Top Create Biotech Co., Ltd. can ensure that its technical team has cutting-edge innovation capabilities.

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In terms of standards and regulations, the differences of laws and regulations around the world pose obstacles to the development of biotechnology market. In order to promote the seamless connection of global biotechnology industry, governments of all countries should strengthen international cooperation, promote the unification of global technical standards, and ensure the smooth production and sales of biotechnology products. Top Create Biotech Co., Ltd. can ensure the compliance of its products in different markets by participating in the formulation of international standards and the coordination of transnational policies.

In addition, regional cooperation and infrastructure construction are another key to promote the development of global biotechnology industry. In order to promote the globalization of biotechnology, biotechnology enterprises should strengthen cooperation with various regions and establish shared platforms and infrastructure. Top Create Biotech Co., Ltd. can improve the logistics and supply chain system, reduce production and transportation costs and strengthen the adaptability of regional markets by establishing strategic partnerships around the world.

Finally, the sustainability of policy support is crucial. Governments around the world should ensure the long-term and stable policy support of biotechnology industry and promote the healthy development of the industry through tax incentives, research and development subsidies and other measures. Top Create Biotech Co., Ltd. should establish long-term cooperative relations with government agencies and industry associations to promote policy optimization and sustained stability, thus providing a stable policy environment for enterprises' globalization strategy.

Generally speaking, the future development of global biotechnology market will depend more on technological innovation, policy coordination and international cooperation, especially by solving the problems of R&D cost, talent shortage, standardization, commercialization and regional cooperation, the industry is expected to usher in more sustainable and efficient development. With its technical advantages in gene editing and stem cell technology, Top Create Biotech Co., Ltd. can occupy a more important position in the global biotechnology market by strengthening global cooperation, enhancing innovation ability and perfecting legal system.

Our Competitive Strengths

The competitive advantages of Top Create Biotech Co., Ltd. in the global biotechnology market are mainly reflected in the following aspects:

1. Technological innovation and R&D strength

Top Create Biotech Co., Ltd. has a deep research and development foundation in frontier fields such as gene editing and stem cell technology, especially in the fields of new drug development and precision medicine, which makes it have strong technological innovation ability. This advantage can help Top Create Biotech Co., Ltd. stand out in the fierce market competition, especially in the rapidly developing biomedical industry. Through continuous investment in research and development, Top Create Biotech Co., Ltd. can continuously break through the technical bottleneck, accelerate the commercialization process of products and enhance the market competitiveness of products.

2. Cross-field cooperation and global resource integration capabilities

Top Create Biotech Co., Ltd. has strong interdisciplinary cooperation ability, and can realize resource sharing and technology integration in different fields. For example, at the intersection of gene editing, cell therapy, artificial intelligence, big data and other technologies, Top Create Biotech Co., Ltd. can use external technical resources to broaden its research and development horizons and accelerate the process of innovation. At the same time, the global cooperation network of Top Create Biotech Co., Ltd. also enables it to use global resources to promote technological breakthroughs and market development.

3. Global layout and market expansion

Top Create Biotech Co., Ltd. has long focused on the global market, especially in the layout of emerging markets. Through the establishment of overseas R&D centers, the expansion of partnership and diversified market strategies, Top Create Biotech Co., Ltd. can effectively meet the market demand in different regions, especially in important biotechnology markets such as Asia and Europe. In addition, Top Create Biotech Co., Ltd. can enhance market share and promote global circulation of products through cross-regional strategic cooperation.

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4. Perfect industrial chain layout

Top Create Biotech Co., Ltd. has a complete industrial chain in the field of biotechnology, including the whole process coverage from research and development, production to sales. This enables Top Create Biotech Co., Ltd. to effectively control costs, improve efficiency, and ensure product quality and innovation. By integrating all links in the industrial chain, Top Create Biotech Co., Ltd. can not only gain high control in the market, but also use scale effect to reduce costs and increase market share.

5. Policy sensitivity and coping ability

Top Create Biotech Co., Ltd. has strong policy sensitivity in different markets around the world, and can respond to policy changes in different regions in time and formulate corresponding strategic measures. This advantage enables Top Create Biotech Co., Ltd. to better meet the different regulatory requirements of different countries, ensure product compliance, and strive for policy support and government funding to further promote technology research and development and product promotion.

6. Strong talent reserve and training mechanism

Top Create Biotech Co., Ltd. attaches great importance to the introduction and cultivation of talents, and attracts top experts in biotechnology and medicine all over the world. Through cooperation with universities and research institutions, Top Create Biotech Co., Ltd. can continuously optimize the talent structure and maintain the vitality of technological innovation. In addition, Top Create Biotech Co., Ltd. established a high-quality R&D team through the combination of internal training and external introduction, which provided a solid guarantee for technological breakthrough.

7. Flexible business model and customer customization ability

Top Create Biotech Co., Ltd. can provide customized biotechnology solutions according to market demand and customer-specific needs. This flexible business model can not only meet the needs of different customer groups, but also enhance customer stickiness and market share through personalized service. Especially in the field of precision medicine, Top Create Biotech Co., Ltd. can provide customers with tailor-made gene therapy programs to further strengthen brand influence.

8. Strong intellectual property protection capabilities

Top Create Biotech Co., Ltd. pays attention to the protection of intellectual property rights in the process of technology research and development, and has a large number of patents and technical barriers, which provides a protective barrier for it in the market competition. By strengthening the layout and management of intellectual property rights, Top Create Biotech Co., Ltd. can not only effectively protect core technologies, but also maintain its advantages in the face of competitors.

9. Leading production and quality control system

Top Create Biotech Co., Ltd. has strict standards and advanced technology in the production and quality control of biotechnology products. By establishing GMP (good manufacturing practice) certified production base in line with international standards, Top Create Biotech Co., Ltd. can ensure the high quality and stability of products and meet the needs of the global market.

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10. Social responsibility and brand image

Top Create Biotech Co., Ltd. not only focuses on the realization of commercial interests, but also attaches importance to the fulfillment of social responsibilities. By participating in public welfare undertakings and promoting sustainable development, Top Create Biotech Co., Ltd. has established a good brand image and gained wide recognition and support in the market. This positive corporate social responsibility image not only helps to enhance brand value, but also enhances the trust of consumers and partners.

Summary:

Through technological innovation, global resource integration, cross-field cooperation, perfect industrial chain layout and other competitive advantages, Top Create Biotech Co., Ltd. can not only be ahead of industry competitors in the field of biotechnology, but also effectively meet the challenges in the global market. With strong R&D strength, flexible business model and leading production and quality management system, Top Create Biotech Co., Ltd. has a very strong competitiveness in the global biotechnology market, and is expected to continue to stabilize and enhance its market position in the future.

Our market opportunity

Top Create Biotech Co., Ltd. has many potential market opportunities in the global biotechnology market, mainly including the following aspects:

1. Rapid development of precision medicine and gene therapy.

With the rapid development of genomics and biotechnology, precision medicine and gene therapy are becoming an important trend in the global medical industry. Top Create Biotech Co., Ltd. can further expand its market share in personalized therapy and precision drug development through its leading edge in gene editing and stem cell technology. With the treatment of more diseases gradually turning to personalization, the precision medical market will usher in explosive growth, and Top Create Biotech Co., Ltd. can take this opportunity to develop innovative treatments to meet the growing global demand.

2. The health needs of an aging society

The global aging problem is becoming more and more serious, especially in developed countries and regions. With the increase of the elderly population, the demand for the treatment of chronic diseases, cancer and other elderly diseases is increasing, which brings a broad market space for the biomedical industry. Top Create Biotech Co., Ltd. can meet this market demand through biotech products for senile diseases, especially innovative therapies for cancer and cardiovascular diseases.

3. Expansion of global biopharmaceutical market

The global biopharmaceutical market is expanding rapidly, especially in Vietnam, Indian and other emerging markets. With the improvement of medical level and the increasing demand for innovative drugs, the market prospect of biopharmaceuticals is broad. Top Create Biotech Co., Ltd. can further expand its market share by increasing investment in these markets and developing biopharmaceuticals and treatment programs that meet local needs.

4. Application of Digitalization and Artificial Intelligence in Biotechnology

Artificial intelligence and big data analysis technology are gradually infiltrating into the biotechnology industry, especially in drug research and development, clinical trial design, precise treatment plan formulation and so on. Top Create Biotech Co., Ltd. can use AI, big data and other technologies to improve R&D efficiency, optimize clinical trial process, reduce R&D costs, and accelerate the transformation of products from R&D to market. By combining digital and artificial intelligence technologies, Top Create Biotech Co., Ltd. is expected to gain more market share in the future.

5. Environmental protection and green biotechnology

With the increasing global concern for environmental protection and sustainable development, the application fields of green biotechnology are gradually expanding, including biodegradable materials, clean energy, bio-environmental products and so on. Top Create Biotech Co., Ltd. can take this opportunity to promote the research and development and application of green biotechnology, which can not only respond to the market demand, but also enhance the corporate social responsibility image and expand the influence of the environmental protection market.

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6. Health investment in emerging markets

The demand for advanced medical technology is increasing in developing countries and emerging markets, and there is still much room for improvement in medical facilities, technology and treatment methods in these countries. Top Create Biotech Co., Ltd. can expand its global business by providing advanced medical products and services to these markets, especially in Asia, Africa and Latin America, with great market potential.

7. Policy support and overweight of government funds

Globally, many governments have been increasing their investment in biomedicine and health, especially after the COVID-19 epidemic, the biotechnology industry has received more policy support. For example, the government of Japan is vigorously supporting the research and development of innovative drugs and the high-quality development of the biomedical industry. Top Create Biotech Co., Ltd. can reduce the pressure of R&D and accelerate technological innovation and market promotion by participating in national projects and obtaining government funding.

8. Opportunities for M&A and strategic cooperation

With the rapid development of biotechnology industry, many innovative enterprises are gradually emerging. Top Create Biotech Co., Ltd. can acquire new technologies and products and expand market share through mergers and acquisitions and strategic cooperation. Through cooperation with other leading enterprises or research institutions, Top Create Biotech Co., Ltd. can improve its technical strength and market penetration more quickly, and enhance its global competitiveness through mergers and acquisitions.

9. Application of Biotechnology in Food and Agriculture

With the growth of global population, the demand for food and agricultural technology continues to increase. Biotechnology is more and more widely used in increasing crop yield, enhancing food nutrition and improving food safety. Top Create Biotech Co., Ltd. can expand its market share in the fields of agriculture and food by developing relevant biotechnology solutions, especially in the fields of plant-based food, food preservation technology and agricultural intelligence.

10. Demand for biological epidemic prevention products after global epidemic.

Although the peak of COVID-19 epidemic has passed, the global demand for biological epidemic prevention products, vaccines and epidemic monitoring technology is still strong. Top Create Biotech Co., Ltd. can continue to strengthen investment in vaccine research and development, antiviral drugs, detection technology and other fields to cope with possible public health incidents in the future. In addition, the bio-safety market after the epidemic will become a new growth point, and Top Create Biotech Co., Ltd. can increase the research and development and sales of bio-protection products.

11. Research and development of renewable energy and bioenergy.

With the increasing global demand for clean energy and renewable energy, the market prospect of bioenergy (such as biofuel and methanol) is broad. Top Create Biotech Co., Ltd. can combine biotechnology with energy industry, develop more environmentally friendly and efficient bioenergy solutions, participate in the energy revolution, and enhance its competitiveness in the new energy market.

Summary:

Top Create Biotech Co., Ltd. faces broad market opportunities in many fields, including precision medicine, global biopharmaceuticals, digital technology applications, green biotechnology, global health investment and so on. By taking advantage of its advantages in technology research and development, market expansion and cross-field cooperation, Top Create Biotech Co., Ltd. can occupy a favorable position in these opportunities and promote its long-term growth and competitiveness in the global biotechnology industry.

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Risk Factors Summary

In the global biotechnology market, although there are huge opportunities, there are also many risks, which may have a far-reaching impact on the company's development. The following are some possible risks and their possible impacts:

1. Technical risks

Risk description: Biotechnology involves a highly complex research and development process, and technological breakthrough may be affected by many factors, including experimental failure, technical problems and long product development cycle. In addition, the innovation of biotechnology requires large-scale capital investment, but the possibility of its success cannot be completely predicted.

Possible effects:

Financial loss: If the key technology fails to achieve the breakthrough as expected, it may lead to the waste of a large amount of investment.

R&D delay: The slow progress or failure of technology may delay the listing of products and affect the competitiveness of the company in the market.

2. Regulatory and policy risks

Risk description: the supervision of biotechnology products (such as drugs, gene therapy, vaccines, etc.) is strict and changeable all over the world. Different countries and regions have different regulatory requirements, and changes in government policies may affect the product approval process, market access and compliance.

Possible effects:

Difficulties in market access: The company may face legal obstacles to enter certain markets, which will affect the global market expansion.

Increased costs: Strict regulatory requirements may lead to additional R&D, clinical trials and compliance costs.

Market uncertainty: changes in policies and regulations may disrupt the company's market strategy and even cause existing products or technologies to be re-evaluated.

3. Market competition risk

Risk description: The global biotechnology market is highly competitive, and emerging enterprises and large pharmaceutical companies are constantly introducing innovative products and technologies, which may lead to fierce competition for market share. Especially in popular fields such as vaccines, cancer treatment and gene editing, the competition is particularly fierce.

Possible effects:

Decline in market share: If the company can't keep ahead of technology or innovate in the market, it may be overtaken by competitors, resulting in a decline in market share.

Price pressure: Intensified competition may lead to a price war, thus reducing the profit margin.

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4. Capital risk

Risk description: Biotechnology companies usually need a lot of capital investment to support R&D, clinical trials and commercialization. However, the instability of financing channels and the fluctuation of capital market may affect the company's capital acquisition.

Possible effects:

Lack of funds: the company may face problems such as R&D stagnation and project delay due to financing difficulties, which will affect its market position.

Rising cost of capital: If the capital market is unstable or the risk increases, the financing cost may rise, which will increase the operating pressure.

5. Intellectual property risks

Risk description: Biotechnology companies rely on intellectual property rights (such as patents) to protect their technological achievements. However, intellectual property disputes and patent infringement may affect the company's market position and profits. Especially in the globalized market, there may be loopholes in the international protection of patents, which are easily challenged by competitors.

Possible effects:

Patent dispute: the company may face patent infringement litigation, resulting in a large number of legal fees and potential liability for compensation.

Technology leakage: Technology leakage or intellectual property that cannot be effectively protected may make competitors copy products, thus reducing the company's competitive advantage.

6. Supply chain risk

Risk description: the production and supply chain of biotechnology industry is usually complex, involving many links from raw material procurement to production and distribution. Any link of supply chain interruption, shortage of raw materials or logistics problems may affect the production and sales of products.

Possible effects:

Production delay: the interruption of raw material supply or the operation problem of production facilities may lead to production delay and affect the time to market of products.

Cost increase: Supply chain problems may lead to cost increase, especially the fluctuation of raw material prices or the increase of transportation costs.

7. Global health crisis and public health events

Risk description: the stability of global biotechnology market may be affected by health crisis or global epidemic (such as the new crown epidemic). Public health events may lead to fluctuations in market demand and even change the demand structure of some biotechnology products.

Possible effects:

Fluctuation in market demand: The health crisis may lead to a surge in demand for some products and a sharp drop in demand for other products.

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Stagnation of R&D: Public health events may affect the progress of R&D and clinical trials, especially in the period of severe epidemic, where the flow of personnel is limited and the trials may be suspended.

8. Ethics and social acceptance risk

Risk description: Some technologies in the field of biotechnology (such as gene editing, cloning, stem cell therapy, etc.) may face ethical disputes. If the public and regulatory agencies have antipathy or opposition to certain technologies, it may affect the market acceptance of products.

Possible effects:

Public antipathy: Technology that is not accepted by the society may damage the brand reputation and even affect the company's sales in some markets.

Delay in ethical review: ethical review of technology and products may lead to delay in approval and affect the listing of products.

9. Global economic uncertainty

Risk description: The fluctuation of global economic environment may affect the biotechnology market. Economic recession, inflation, exchange rate fluctuations and other factors may reduce corporate investment and consumer demand for high-end pharmaceutical products.

Possible effects:

Decrease in sales: The economic recession may lead to a decrease in medical expenses and affect the sales of the company's products.

Financing difficulty: When the global economy is in a downturn, the financing environment may become worse, and investors' interest in high-risk areas will decrease.

10. Risk of brain drain and technology loss

Risk description: Biotechnology companies rely on the support of high-end technical talents, especially in R&D and innovation. If the company fails to attract and retain top talents effectively, it may face the bottleneck of technological innovation.

Possible effects:

Decline in innovation ability: Brain drain may lead to a decline in R&D ability, thus affecting the company's technological progress and market competitiveness.

Decline in team stability: the instability of the core team may affect the implementation of the company's projects and the company's long-term strategy.

Summary:

The risks in the global biotechnology market involve technologies, regulations, market competition, capital and intellectual property rights. Although the market opportunities are vast, enterprises need to be fully prepared to deal with the above risks, including strengthening research and development capabilities, optimizing supply chain, improving regulatory compliance, managing capital risks, and safeguarding intellectual property rights. Only by effectively managing these risks can the company maximize its long-term competitive advantage in the global market.

Our Strategy

1. Expand business scope and coverage area.

Top Create Biotech Co., Ltd. has been deployed in many business fields, including home care for the aged, hospital care, labor dispatch, etc. In the future, Top Create Biotech Co., Ltd. may further expand its business areas, especially in terms of regional coverage and market penetration. By entering more cities and communities, or cooperating with more pension institutions and hospitals, Top Create Biotech Co., Ltd. can enhance its brand influence and meet the needs of a wider group of elderly people.

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2. Strengthen technology drive and innovation.

With the continuous development of science and technology, intelligent pension, data analysis and AI technology are gradually becoming an important part of the pension industry. Top Create Biotech Co., Ltd. may strengthen technical investment and develop intelligent health management platform and telemedicine services, so as to improve the accuracy and efficiency of services and improve the quality of life of the elderly. At the same time, with the help of big data, Top Create Biotech Co., Ltd. can better understand the health needs of the elderly and provide personalized and customized care services.

3. Deepen the service system of combining medical care with nursing care.

Top Create Biotech Co., Ltd. has formed a unique advantage in the care service of combining medical care with nursing care. In the future, Top Create Biotech Co., Ltd. may continue to deepen this system, optimize the allocation of medical resources, and further improve the integration of medical services and nursing services. By integrating more medical experts, nurses and health management resources, Top Create Biotech Co., Ltd. can provide more comprehensive health management services for the elderly.

4. Promote brand building and marketing.

In the competitive pension industry, brand influence and marketing strategy are very important. Top Create Biotech Co., Ltd. may further strengthen brand building and raise public awareness of its service quality and corporate social responsibility. At the same time, through online and offline promotion, increase consumers' trust and loyalty to their services.

5. Diversified sources of income

Top Create Biotech Co., Ltd. has been involved in a number of businesses related to the elderly, such as entertainment services, aging space, spiritual experience for the elderly and so on. In the future, Top Create Biotech Co., Ltd. will enhance its financial stability and market competitiveness by expanding its service scope and adding new revenue sources. For example, develop tourism business suitable for the elderly, sales of elderly products, etc., and build a complete industrial chain for the elderly.

6. Explore opportunities for mergers and acquisitions and cooperation.

In order to speed up business expansion and technological upgrading, Top Create Biotech Co., Ltd. may also consider the way of merger or strategic cooperation to realize resource integration and market expansion. This kind of cooperation can cover medical institutions, aging industry technology companies, pension communities and other fields, which is helpful to improve comprehensive service capabilities.

7. Focus on sustainable development and social responsibility

With people's increasing concern about corporate social responsibility, Top Create Biotech Co., Ltd. will continue to pay attention to social responsibility and promote the development of green and sustainable pension services. At the same time, strengthen the training and welfare of employees, enhance the social image of enterprises, and attract more outstanding talents to join.

Generally speaking, the future development strategy of Top Create Biotech Co., Ltd. should focus on expanding market share, improving service quality, strengthening technology application and optimizing operational efficiency, and strive to provide more perfect care services for the elderly and become an industry leader in the field of combining medical care with nursing care.

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Risk Factors Summary

1. Intensified market competition

Market saturation: As the aging trend intensifies, more and more enterprises and investors flock to this industry. In particular, the competition for emerging service fields such as intelligent nursing and home nursing may lead to intensified market competition. The price war between competitors and the differentiation of service quality may narrow the profit space of enterprises.

Brand awareness and loyalty: In a highly competitive market, it is very difficult for enterprises to establish strong brand awareness and loyalty. Especially in the elderly care industry, which is highly dependent on word-of-mouth, how to break the barriers of brand identity and establish long-term customer relationship is a huge challenge.

2. Technical risks

Technical dependence and failure: With the application of intelligent nursing equipment and telemedicine technology, technical failure may become a potential risk. Instability of equipment, system vulnerabilities, data security issues, etc. may have a negative impact on service quality. For companies that rely on technology, once there is a problem with technology, it may lead to customer loss and brand image damage.

Technology upgrade and maintenance cost: With the continuous progress of technology, enterprises must continuously invest in the research and development of new technologies and the maintenance and updating of old technologies. Especially for elderly care products, the technology upgrade speed is faster, but at the same time, it also needs to invest a lot of money and human resources, and enterprises need to find a balance between technological innovation and cost control.

3. Shortage of personnel and risk of talent management

Shortage of nursing talents: There is a serious shortage of nursing personnel in the elderly nursing industry, especially in the aspect of high-quality and high-skilled nursing talents. This has led enterprises to face great pressure in recruiting, training and retaining employees. Especially for those customers who need long-term professional care, the quality of personnel directly affects the quality of service. Once the human resource management is not in place, it may affect the company's service quality and customer satisfaction.

High employee mobility: the nursing industry often faces high employee mobility, which not only increases the recruitment cost, but also may affect the consistency and quality of services. High liquidity may also lead to the instability of the company in customer communication and relationship maintenance, and affect the trust of customers.

4. Instability of customer demand

Regional differences in demand: the demand for aged care services may be different in different regions and cultures, especially in the global expansion. For example, the elderly in some countries prefer home care, while others may prefer to stay in nursing homes or long-term care institutions. Enterprises need to deeply understand the needs of different markets and flexibly adjust their products and service models.

Difficulties in demand forecasting: With the diversification of the elderly population, especially the needs of the new generation of elderly people may be more personalized and diversified. How to accurately predict and meet these needs is a challenge. If the enterprise can't catch these changes in time, it may lead to the service can't adapt to the market demand in time, which will affect customer satisfaction and enterprise profit.

5. Financial risks

High operating costs: Elderly care industry usually involves high operating costs, including labor costs, equipment investment, venue leasing and maintenance. In addition, due to the service nature of the industry, the profit cycle is usually longer. Enterprises need to have good control over capital turnover and cash flow management, otherwise they will easily face financial pressure.

Uncertainty of return on investment: especially in the technology-intensive and innovation-driven aged care market, the return on investment of enterprises may be longer. The investment in new products and technologies may take several years to achieve profitability, and during this period, changes in the market environment or technological upgrading may affect the return on investment.

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6. Risk of public health events

Global health crisis: For example, public health events such as the COVID-19 epidemic may have a far-reaching impact on the elderly care industry. During the epidemic period, elderly care services are facing high risks and high costs, especially in nursing homes and other places. The epidemic may lead to personnel infection, service interruption and rising operating costs. This sudden public health incident may lead to the loss of customers, affect the company's financial situation, and have a lasting impact on the long-term care model.

Infectious disease control and management: With the vulnerability of the elderly, how to effectively prevent and control infectious diseases has become a major challenge in nursing services. The immunity of the elderly population to viruses and bacteria is weak, so nursing institutions need to strengthen measures such as disease prevention and control, disinfection and isolation. Once infectious diseases occur, they may face problems such as shortage of personnel and service stagnation.

7. Brand reputation risk

Fluctuation of service quality: the service quality of aged care industry is very important to customer satisfaction. If there are quality fluctuations or negative events (such as abuse, negligence, equipment failure, etc.) in nursing service, the brand reputation will be damaged, which will further affect customer trust and market share.

Public opinion crisis: Once a negative event involving the elderly occurs, it may spread rapidly through social media and news platforms, resulting in damage to the company's reputation. Timely handling and effective response to public opinion pressure and crisis management will directly affect the market image and long-term development of enterprises.

8. Social acceptance of aged care services

Cultural differences and acceptance: the elderly with different cultural backgrounds may have different acceptance of nursing services. For example, some cultures may place more emphasis on home care, while others prefer professional old-age care institutions or home care services. Enterprises need to have a deep understanding of local culture when expanding the market, so as to avoid the failure of service mode due to cultural differences.

These risk factors show that, despite the huge market opportunities in the aged care industry, enterprises need to maintain a high degree of sensitivity and resilience, continuously monitor changes in the external environment, and flexibly adjust their strategies to meet possible challenges.

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	The requirement that a majority of the board of directors consist of independent directors;
●	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
●	The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
●	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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THE Offering

Issuer	Top Create Biotech Co., Ltd.

Securities Being Offered	Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Product Development

Constructing upstream and downstream ecological chain

Store decoration

Online and offline media promotion

Talent Team Building

Distribution channel laying

Trade negotiation

Business Negotiation

Other operating liquidity

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “TCBG” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-HEALTH SERVICES industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) Price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) Accurately forecast our net sales and plan our operating expenses.

3) Compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the Cayman and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

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Intellectual property protection may not be sufficient in the regions in which we operate. Our trademarks or other intellectual property rights may be challenged by others through administrative process or litigation, and our pending trademark applications may not be allowed. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation and some courts in the U.S. and certain foreign jurisdictions are less willing or unwilling to protect trade secrets. Furthermore, it is often difficult to maintain and enforce intellectual property rights in the Cayman. Statutory laws and regulations in the Cayman are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or the intellectual properties licensed from third parties, or to enforce our contractual rights in the Cayman and other jurisdictions we operate.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers’ requirements and expectations for the quality and safety of our products, we have adopted a stringent quality control system to ensure that every step of the production process is strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

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If we fail to manage our inventory effectively, our results of operations, financial condition and liquidity may be materially and adversely affected.

Our business model requires us to manage a large volume of inventory effectively. We procure products from third-party manufacturers and sell as our own inventory through our Marketplace and off-platform ecommerce. We depend on our demand forecasts for various kinds of products to make purchase decisions and to manage our inventory. Demand for products, however, can change significantly between the time inventory is ordered and the date by which we target to sell it. Demand may be affected by seasonality, new product launches, changes in product cycles and pricing, product defects, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our customers may not order products in the quantities that we expect. In addition, when we begin selling a new product, we may not be able to accurately forecast demand. The procurement of certain types of inventory may require significant lead time and prepayment, and they may not be returnable. If we are unable to anticipate or respond to changes in customer preferences or fail to bring products that satisfy new customer preferences to our Marketplace and off-platform ecommerce in a timely manner, our results of operations, financial condition and liquidity could be adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the e-commerce market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we are unable to properly and prudently manage our operations as they continue to grow, or if the quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We believe that the effective promotion of our business is of significant importance to our success. Enhancing our brand recognition in the e-commerce market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving the intended promotional impact on our business. In addition, our buyers and sellers may have conflicting views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting new and retaining current buyers, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

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If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing the attractiveness of our products and services to them. Despite conducting a number of brand promotion and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to achieve the brand promotion effects that we expect. In addition, our competitors may increase the intensity of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e-commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The e-commerce market is characterized by rapid technological developments, frequent launches of new products and services, changes in buyer needs and behavior and evolving industry standards. As a result, participants in the e-commerce industry constantly change their product offerings and business models and adopt new technologies to, among other things, increase cost efficiency and adapt to buyer preferences. There can be no assurances that our key competitors will not adopt a more effective business strategy than us or that our competitors will not be able to more quickly adapt to industry changes than we will. If we fail to successfully and timely respond to technological or industry developments, it could result in a loss of sellers and buyers, and our brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

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We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We are party to agreements with third-party companies in various aspects of our business model, including the lessors of our fulfillment centers and various logistics providers. If we are unable to maintain or renew leases, or lease other suitable premises on acceptable terms, or if our existing leases are terminated for any reason (including in connection with a lessor’s loss of its ownership rights to such premises), or if a lease’s terms (including rental charges) are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

We may have difficulties with sourcing the products we sell through our Direct Sales business.

Besides connecting, and facilitating transactions between, buyers and sellers on our Marketplace, we sell products directly to our buyers through our Direct Sales business. In our Direct Sales business, we purchase and hold inventory of a selection of products in our fulfillment centers to be sold directly to buyers, and therefore are dependent on our suppliers we source the products from. There can be no assurance that we will be able to timely replace any of our suppliers in case their products are no longer available to us or otherwise procure the supply of products to our facilities to be sold through the Direct Sales business, which may adversely affect our business, prospects, financial condition and results of operations.

Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers’ and sellers’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation could be materially damaged, resulting in a decrease in the use of our products and services. The inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

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We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We may be subject to product liability claims when people or property are harmed or damaged by the products that are sold on our platform.

We are exposed to product liability or food safety claims relating to personal injury or illness, death or environmental or property damage caused by the products that are sold by us or through our Marketplace, and we do not maintain any insurance with respect to such product liability. As the products offered by us or through our Marketplace are manufactured by third parties, we have only limited control over the quality of these products. In addition, we cannot always effectively prevent our sellers from selling harmful or defective products on our Marketplace, which could cause death, disease or injury to our buyers or damage their property. We may be seen as having facilitated the sale of such products and may be forced to recall such products. Under our Direct Sales model, where we act directly as seller, we may also have to recall harmful products.

Although we require that our sellers only offer products that comply with the existing product safety rules and monitor such compliance, we may not be able to detect, enforce or collect sufficient damages for breaches of such agreements. In addition, any negative publicity resulting from product recalls or the assertion that we sold defective products could damage our brand and reputation. Any material product liability, food safety or other claim could have an adverse effect on our business, prospects, results of operations and financial condition.

We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our key personnel may choose to leave our company for various reasons, including personal career development plans or alternative compensation packages. An inability to retain the services of our key personnel or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in the world and regions were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in the world, the continual spread of the virus globally, and the instability of local and global government policies and restrictions. We are closely monitoring the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be subject to further negative impact on our business operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe weather conditions and other natural or man-made disasters, including storms, floods, fires, earthquakes, epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

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Trade restrictions could materially and adversely affect our business, financial condition and results of operations.

Our cross-border logistics services may be affected by trade restrictions implemented by countries or territories in which our customers are located or in which our customers’ products are manufactured or sold.

For example, we are subject to risks relating to changes in trade policies, tariff regulations, embargoes or other trade restrictions adverse to our customers’ business. Actions by governments that result in restrictions on movement of parcel or otherwise could also impede our ability to carry out our cross-border ecommerce solutions and logistics services. In addition, international trade and political issues, tensions and conflicts may cause delays and interruptions to cross-border transportation and result in limitations on our insurance coverage. If we are unable to connect our global customers in our marketplace or provide solutions to transports parcel to and from countries with trade restrictions in a timely manner or at all, our business, financial condition and results of operations could be materially and adversely affected.

Significant merchandise refunds and product warranty claims could have a material adverse effect on our business.

We allow our customers to claim refunds or product warranties for our 1P sales subject to our return policy. See “Business—Logistics Network and Value-added Services—Warranties and Refunds.” If merchandise returns and product warranty claims are significant, our business, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns and warranties from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

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The following factors could affect our share price:

●	our operating and financial performance;
●	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
●	the public reaction to our press releases, our other public announcements and our filings with the SEC;
●	strategic actions by our competitors;
●	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
●	speculation in the press or investment community;
●	the failure of research analysts to cover our Ordinary Shares;
●	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
●	changes in accounting principles, policies, guidance, interpretations or standards;
●	additions or departures of key management personnel;
●	actions by our shareholders;
●	domestic and international economic, legal and regulatory factors unrelated to our performance; and
●	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

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A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

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To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, substantially all of our current directors and officers are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

●	limited availability for market quotations for our securities;
●	reduced liquidity with respect to our securities;
●	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
●	limited amount of news and analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

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The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

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We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

●	local economic, inflation and political conditions;
●	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
●	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
●	lower levels of use of the Internet;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S., Europe, Japan or the Cayman;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;

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●	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and geopolitical events, including pandemic, war and terrorism.

As international physical, ecommerce, and omni-channel retail and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. The inability to hire, train, retain, and manage sufficient required personnel may limit our international growth.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $          million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $          per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $          increase (decrease) in the assumed initial public offering price of $          per share would increase (decrease) the net proceeds to us from this offering by approximately $          million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $          per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product Development		20%
Constructing upstream and downstream ecological chain		10%
Store decoration		10%
Online and offline media promotion		10%
Talent Team Building		10%
Distribution channel laying		15%
Trade negotiation		5%
Business Negotiation		10%
Other operating liquidity		10%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2024 as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2024
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $          million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2024 was $          or approximately $          per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2024, will be $          or approximately $          per Ordinary Share. This would result in dilution to investors in this offering of approximately $          per Ordinary Share or approximately           % from the assumed offering price of $          per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $          per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2024
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 31, 2024, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $          per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

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CORPORATE HISTORY AND STRUCTURE

Corporate History

Top Create Biotech Co., Ltd. , a Cayman company established on May 20, 2025, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through Top Create Biotech Co., Ltd. .

Corporate Structure

The following chart illustrates our corporate structure, including our subsidiaries, as of the date of this prospectus. The percentages shown on the following chart represent percentages of equity ownership:

（The picture of Corporate Structure）

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

Since its establishment, Top Create Biotech Co., Ltd. has always adhered to the spirit of innovation, actively expanded in many fields, and steadily built a diversified and highly competitive business map. In the process of development, the Group constantly challenges itself and breaks through the limitations. From intensive cultivation in specific fields at first, it has now expanded to multiple related fields in an all-round way, achieving leap-forward growth and leap.

The business layout of the Group is extensive and far-reaching, covering many core sectors such as health technology, e-commerce operation and brand management. By implementing the four-wheel drive strategy of "new e-commerce+brand management+scientific research transformation+capital operation", we have successfully integrated biotechnology with the consumer market and comprehensively promoted the combination of technological innovation and market demand. Our innovative model takes new e-commerce as the traffic engine, brand management as the value carrier, scientific research as the technical barrier, and capital operation as the global lever, which forms the whole chain synergy from technology research and development to market realization, and is committed to promoting world's intellectual health technology products to the world.

In the field of health science and technology, Top Create Biotech Co., Ltd. relies on strong scientific research strength and advanced technology platform, especially the research and development center of 2 million copies of biological sample resources and living biopharmaceuticals, and uses cutting-edge technologies such as recombinant collagen and stem cell exosomes to transform cutting-edge biotechnology achievements into directly perceptible consumer products. By providing the closed-loop service of "detection-intervention-maintenance", we make biotechnology break through the boundaries of laboratories and truly become a practical solution to improve the quality of life.

In the field of e-commerce operation, Top Create Biotech Co., Ltd. closely followed the trend of the times and created a live e-commerce 2.0 model in line with its own situation. By creating a dual matrix of "technical experts+star KOL", we have achieved efficient fission of traffic. At the same time, with the help of the artificial intelligence product selection system, we keenly capture the hot spots of consumer demand, drive the research and development of new products, form an efficient full-link response of "live explosion-rapid mass production-accurate delivery", and quickly emerge in the field of e-commerce and form a strong market competitiveness.

In terms of brand management, Top Create Biotech Co., Ltd. has carefully hatched and shaped a number of self-operated brands with its accurate grasp of market trends and excellent marketing and promotion capabilities. By deepening the brand strategy, we enhance the brand's popularity and reputation in the market, and continue to build brand value with strong market influence.

Top Create Biotech Co., Ltd. will continue to take innovation as the driving force, integrate technology and market demand, promote global development, and strive to provide consumers with better and smarter health technology products, and constantly lead the future trend of the health industry.

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The mission of Top Create Biotech Co., Ltd. is to promote the innovation and application of biotechnology on a global scale, and provide consumers with all-round health solutions through continuous technological breakthroughs and industrialization. We are committed to building a complete industrial chain from basic scientific research to product research and development, manufacturing and practical application to consumers, and optimizing and reconstructing the healthy consumption value chain through the deep integration and innovation of biotechnology.

Our core mission is to explore and realize more accurate and inclusive health management and anti-aging programs by using cutting-edge biotechnology achievements such as cell technology and microecological research, so as to comprehensively improve the health level of human beings. Through industrial synergy, we break the limitations of traditional health industry, promote cross-field cooperation and integration, and strive to provide more personalized, scientific and intelligent health products and services to consumers around the world.

At the same time, with a global vision, we will join hands with scientific research institutions, production bases and various consumption scenarios to form an efficient collaborative innovation system and promote the rapid transformation and application of biotechnology achievements. Through the construction of this whole-cycle health value system, we not only provide high-quality health science and technology products for global consumers, but also devote ourselves to leading the future development direction of the global health industry and making positive contributions to the sustainable development of human health.

Our History and Development

Since its establishment, Top Create Biotech Co., Ltd. has always adhered to the core concept of "innovation-driven, customer first", devoted itself to deeply integrating scientific and technological innovation with market demand, and gradually built a diversified business system covering core areas such as health technology, e-commerce operation and brand management. Top Create Biotech Co., Ltd. has shown strong adaptability and innovative spirit from the initial deep cultivation in a certain field to the comprehensive expansion of business map.

In the field of health science and technology, Top Create Biotech Co., Ltd. has successfully transformed cutting-edge biotechnology achievements into directly applicable consumer products with its strong scientific research strength and advanced technology platform, especially with the support of 2 million copies of biological sample resources and living drug research and development center. Through technologies such as recombinant collagen and stem cell exosomes, Top Create Biotech Co., Ltd. has developed health products with market competitiveness, providing consumers with high-quality health solutions. Through the closed-loop service mode of "detection-intervention-maintenance", Top Create Biotech Co., Ltd. has transformed biotechnology from a laboratory product into a practical product for consumers' daily life, truly realizing the value transformation of biotechnology and escorting consumers' health.

In terms of e-commerce operation, Top Create Biotech Co., Ltd. innovatively launched the "Live E-commerce 2.0" model, and realized the efficient fission of traffic by constructing the dual matrix of "technical expert+star KOL". With the help of artificial intelligence product selection system, Top Create Biotech Co., Ltd. accurately captures market hotspots, drives new product research and development, and forms an efficient full-link response mechanism of "live explosion-rapid mass production-accurate delivery". This strategy not only accelerates the brand's market expansion, but also provides consumers with a more efficient and accurate shopping experience. In the future, Top Create Biotech Co., Ltd. plans to further optimize the e-commerce operation mode and explore more diversified and personalized products and services to meet the diverse needs of different consumers.

In terms of brand management, Top Create Biotech Co., Ltd. has successfully hatched and built a number of high-quality self-operated brands with its accurate grasp of market trends and excellent marketing and promotion capabilities. By deepening the brand strategy, Top Create Biotech Co., Ltd. continuously enhances the brand's popularity and reputation in the market, and at the same time continues to build high-end brands with strong market influence. In the future, the construction of God's multi-level brand matrix will bring broader market space and higher brand value to the brand.

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Looking forward to the future, Top Create Biotech Co., Ltd. will continue to take innovation as the driving force, integrate technology and market demand, and promote the development of globalization. The company plans to further expand the application of cutting-edge technology in the field of health science and technology and develop more internationally competitive health products. At the same time, in terms of e-commerce operation, Top Create Biotech Co., Ltd. will explore more diversified and intelligent business models and promote the innovation and development of live e-commerce version 2.0 and even higher. In brand management, the company will deepen brand strategy, build more high-end brands with international influence, and further enhance brand value and market influence. Through continuous innovation and strategic deepening, Top Create Biotech Co., Ltd. will lead the future trend of the health industry, provide better health technology products to consumers around the world, and promote the high-quality development of the health industry.

Generally speaking, the history and development of Top Create Biotech Co., Ltd. represents its continuous innovation and breakthrough in the biotechnology industry. In the future, the company will continue to promote the transformation of the global biotechnology industry through innovation in technology, service and operation mode, and strive to become a global leader with extensive influence in the world.

Major Factors Affecting Our Results of Operations

The main factors affecting the operating results of Top Create Biotech Co., Ltd. cover many dimensions, including market environment, internal management of the company, external competition, policy changes, technological innovation and so on. The following are some major influencing factors:

1. Market demand and competitive situation

Impact Description: The fluctuation of market demand in the industry directly affects the sales and income of products. If the industry in which Top Create Biotech Co., Ltd. is located has low demand or saturated market in a certain period, it may lead to a decline in sales. In addition, fierce market competition may also reduce the company's profit space.

Specific impact:

Income fluctuation: if the market demand decreases, the company may face the risk of reduced income.

Decline in market share: Intense competition may cause Top Create Biotech Co., Ltd. to lose its existing market share, especially if competitors introduce more attractive products or services.

2. Technological innovation and R&D capability

Impact description: the technological innovation and R&D capability of Top Create Biotech Co., Ltd. are the key to its competitiveness. Enterprises may be eliminated by the market if they can't keep ahead of technology or continue to invest in research and development. Technology or biomedical industries are particularly dependent on technological breakthroughs.

Specific impact:

R&D stagnation: If the R&D investment is insufficient or the technological breakthrough fails, the launch of new products may be delayed, thus affecting the company's revenue and market share.

Technical error: technical problems in the process of research and development may lead to the decline of product quality and affect brand image and market trust.

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3. Cost control and efficiency improvement

Impact description: The cost management of Top Create Biotech Co., Ltd. directly affects its profitability. Efficient production and operation processes can reduce costs and improve profit margins. On the contrary, poor operation, waste of resources and low production efficiency may aggravate the cost pressure.

Specific impact:

Profit compression: rising costs may lead to a decline in the company's profit margin, affecting financial health.

Decline in competitiveness: If the cost is too high, the company may not be able to compete with its competitors in price and its market share will be threatened.

4. Capital structure and financing ability

Impact description: The capital structure and financing ability of Top Create Biotech Co., Ltd. will directly affect its expansion and innovation ability. If the company relies too much on debt financing or shareholders' expectation of return is too high, it may affect its financial health. The increase of financing difficulty or the break of capital chain will also affect the operation of enterprises.

Specific impact:

Shortage of funds: Financing difficulties may cause the company to fail to pay the operating costs on time, which will affect the project promotion or market expansion.

Increased financial pressure: Debt pressure may lead to an increase in the company's financial costs, affecting the overall profit.

5. Regulatory and policy environment

Impact Description: Biomedical, scientific and technological industries are usually controlled by strict government regulations and policies. Policy changes, strengthened supervision or legal proceedings may affect the operation of Top Create Biotech Co., Ltd. Globalization will also face the policy risks of different countries.

Specific impact:

Increased compliance costs: Companies may need to pay more compliance fees for additional legal review and risk control.

Market access: Policy changes may prevent products from entering some markets, affecting market expansion and income sources.

6. Supply chain management

Impact description: the global supply chain is very important to the product production of Top Create Biotech Co., Ltd. Supply chain interruption, raw material price fluctuation, supplier problems, etc. may all affect production costs and product delivery.

Specific impact:

Production delay: the interruption of supply chain may lead to the extension of production cycle and affect product delivery and customer satisfaction.

Cost increase: rising raw material prices or unstable suppliers may increase production costs and affect the company's profit.

7. International expansion and geopolitical risks

Impact description: If Top Create Biotech Co., Ltd. expands in the international market, it will face geopolitical risks and trade barriers in the international market. Changes in the political environment, especially in some sensitive areas, may affect the stability of the company's business.

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Specific impact:

Market uncertainty: geopolitical changes may increase the operational risks of Top Create Biotech Co., Ltd. in some countries or regions, and even affect the global strategic layout.

Trade restrictions: Trade barriers between countries may affect the export of company products and overseas income.

8. Relationship between brand and customer

Impact description: the establishment of brand image and customer relationship is very important for the long-term development of the company. The decline of brand reputation or the loss of customer trust may have a negative impact on operating performance.

Specific impact:

Customer churn: If the company fails to maintain customer loyalty, or customers question the quality of products, it may lead to customer churn and affect revenue.

Brand damage: negative news, product quality problems, etc. may damage the company's brand, and then affect market sales.

9. Human resources and brain drain

Impact description: Human resources are the core of Top Create Biotech Co., Ltd.' s success. If the company cannot attract and retain high-quality talents, especially in the field of technology research and development and management, it may affect the innovation and efficiency of enterprises.

Specific impact:

Decline in technical ability: If the R&D team or core management personnel are lost, it may lead to slow technological progress or decline in company management ability.

Stagnation of innovation: the loss of outstanding talents may lead to the company's inability to maintain a competitive advantage in products and technologies.

10. Natural disasters and emergencies

Impact description: Natural disasters (such as earthquakes, floods, etc.) or unexpected events (such as epidemics) may have a significant impact on the production, logistics and supply chain of Top Create Biotech Co., Ltd.

Specific impact:

Production interruption: natural disasters or emergencies may cause damage to production facilities or interruption of supply chain, which will affect the continuity of operations.

Changes in market demand: Unexpected events may trigger sudden changes in market demand and affect product sales.

Summary:

The operating performance of Top Create Biotech Co., Ltd. will be affected by market demand, technological innovation, cost control, capital structure, laws and regulations, supply chain management and other aspects. In order to meet these challenges, enterprises need to do a good job in risk management, optimize the allocation of resources, enhance technological innovation capabilities, and pay attention to changes in the international market and policy risks.

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Our Marketing and Sales

In order to improve business results, Top Create Biotech Co., Ltd. needs to take a series of refined measures in marketing and sales strategies to cope with the diversified market demand and fierce competitive environment. The following are some targeted marketing and sales strategies that can help improve the company's market share, customer loyalty and overall business performance:

1. Differentiated competitive strategy

Innovative products: continuously invest in research and development, launch innovative products or services, and ensure that products are unique in the market. For example, Top Create Biotech Co., Ltd. can develop products with new technologies or functions according to industry trends, such as intelligence, environmental protection and sustainable development, so as to meet the needs of different consumers.

Brand positioning: By establishing a unique brand image, Top Create Biotech Co., Ltd. forms a distinct difference in the market. For example, focus on high-quality, technology-leading or service-oriented brand positioning.

2. Accurate market positioning and target customer group analysis.

Market segmentation: subdivide the market, identify potential market segments, and customize different marketing strategies according to the needs of each market segment. For example, for young people, products with more sense of technology or fashion can be launched; For high-end customer groups, you can provide high-quality customized services.

Precision marketing: Combine big data and market research to implement personalized precision marketing strategy. Contact potential customers through social media, SEO, email, etc. to ensure the efficient dissemination of marketing information.

3. Strengthen customer relationship management (CRM)

Establish customer loyalty plan: attract and retain customers through membership system, bonus points, exclusive offers and other ways to improve customer loyalty.

After-sales service and customer care: strengthen after-sales service to ensure customer satisfaction after purchase. Visit customers regularly, provide technical support and service updates, so that customers can feel continuous concern and support.

4. Multi-channel sales model

Combination of online and offline: Establish a strong online sales platform, such as official website and e-commerce platform, and optimize the customer experience of offline stores. The combination of online and offline can improve sales coverage and increase contact opportunities with customers.

Cooperation between social e-commerce and KOL: By cooperating with KOL (Key Opinion Leader) of social platforms, we will promote products with their influence and attract more young consumers.

5. Flexible pricing strategy

Value pricing: based on the actual value of the product, rather than simply cost-plus pricing. For example, consumers' perception of product value is determined through market research, and pricing strategies are adjusted accordingly.

Promotional activities: Promotional measures such as discounts, preferential activities or bundled sales are regularly introduced to stimulate consumers' desire to buy and enhance market share.

6. Improve the ability and efficiency of the sales team

Training and motivation: regularly train the sales team on product knowledge, sales skills and customer communication skills. At the same time, through the performance incentive mechanism, stimulate the enthusiasm of the sales team and improve sales performance.

Using CRM system: Tracking customer and sales data through intelligent CRM system enables sales team to better manage customer relationship, optimize sales process and improve efficiency.

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7. Competitive intelligence collection and analysis

Market monitoring: regularly monitor competitors' marketing activities, pricing strategies, product releases and other information, and adjust their own strategies in time.

Industry trend analysis: through industry research and trend analysis, we can gain insight into market changes in advance and take countermeasures to maintain competitiveness.

8. Cooperation and strategic alliance

Cooperation with other brands: strategic cooperation with complementary brands, joint promotion activities or joint brand promotion to expand market influence.

Cross-industry cooperation: for example, cooperate with technology companies to introduce new technologies to enhance the added value of products and enhance their competitiveness.

Through the combination of the above strategies, Top Create Biotech Co., Ltd. can stand out from the fierce market competition, increase its market share and maintain its competitive advantage for a long time.

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BUSINESS

Our Mission

Top Create Biotech Co., Ltd. is committed to becoming the world's leading life science and technology enterprise, promoting the innovation and application of biotechnology, and providing global consumers with all-round health solutions through continuous technological breakthroughs and industrialization. We focus on building a complete industrial chain from basic scientific research to product research and development, manufacturing, and finally extending to the practical application of consumers. Through the deep integration and innovation of biotechnology, we reconstruct and optimize the value chain of healthy consumption and contribute to the sustainable development of human health.

Our core mission is to use cutting-edge biotechnology achievements, including but not limited to cell technology and microecological research, to explore and realize more accurate and inclusive health management and anti-aging programs, and to comprehensively improve the health level of human beings. Through industrial collaborative innovation, we break the limitations of traditional health industry, promote cross-field cooperation and integration, and strive to provide more personalized, scientific and intelligent health products and services to consumers around the world.

At the same time, with a global perspective as the core, we will join hands with top international scientific research institutions, production bases and various consumption scenarios to establish an efficient collaborative innovation system and accelerate the transformation and application of biotechnology achievements. By building a complete whole-cycle health value system, we not only provide high-quality health science and technology products for the global market, but also devote ourselves to leading the future development direction of the global health industry, promoting the sustainable development of the biotechnology industry and providing a strong impetus for the global contribution of human health.

Through the implementation and continuous optimization of the above strategies, Top Create Biotech Co., Ltd. not only pursues Excellence in business operations, but also always takes customers as the center and pays attention to the quality of life of every consumer. We are committed to becoming a smart partner for customers' healthy life and creating a better future for life and health through scientific and technological innovation.

Overview

Since its establishment, Top Create Biotech Co., Ltd. has always adhered to the spirit of innovation, actively expanded in many fields, and steadily built a diversified and highly competitive business map. In the process of development, the Group constantly challenges itself and breaks through the limitations. From intensive cultivation in specific fields at first, it has now expanded to multiple related fields in an all-round way, achieving leap-forward growth and leap.

The business layout of the Group is extensive and far-reaching, covering many core sectors such as health technology, e-commerce operation and brand management. By implementing the four-wheel drive strategy of "new e-commerce+brand management+scientific research transformation+capital operation", we have successfully integrated biotechnology with the consumer market and comprehensively promoted the combination of technological innovation and market demand. Our innovative model takes new e-commerce as the traffic engine, brand management as the value carrier, scientific research as the technical barrier, and capital operation as the global lever, which forms the whole chain synergy from technology research and development to market realization, And is committed to bringing our smart health technology products to the world.

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In the field of health science and technology, Top Create Biotech Co., Ltd. relies on strong scientific research strength and advanced technology platform, especially the research and development center of 2 million copies of biological sample resources and living biopharmaceuticals, and uses cutting-edge technologies such as recombinant collagen and stem cell exosomes to transform cutting-edge biotechnology achievements into directly perceptible consumer products. By providing the closed-loop service of "detection-intervention-maintenance", we make biotechnology break through the boundaries of laboratories and truly become a practical solution to improve the quality of life.

In the field of e-commerce operation, Top Create Biotech Co., Ltd. closely followed the trend of the times and created a live e-commerce 2.0 model in line with its own situation. By creating a dual matrix of "technical experts+star KOL", we have achieved efficient fission of traffic. At the same time, with the help of the artificial intelligence product selection system, we keenly capture the hot spots of consumer demand, drive the research and development of new products, form an efficient full-link response of "live explosion-rapid mass production-accurate delivery", and quickly emerge in the field of e-commerce and form a strong market competitiveness.

In terms of brand management, Top Create Biotech Co., Ltd. has carefully hatched and shaped a number of self-operated brands with its accurate grasp of market trends and excellent marketing and promotion capabilities. By deepening the brand strategy, we enhance the brand's popularity and reputation in the market, and continue to build brand value with strong market influence.

Top Create Biotech Co., Ltd. will continue to take innovation as the driving force, integrate technology and market demand, promote global development, and strive to provide consumers with better and smarter health technology products, and constantly lead the future trend of the health industry.

Our Competitive Strengths

The competitive advantages of Top Create Biotech Co., Ltd. in the global biotechnology market are mainly reflected in the following aspects:

1. Technological innovation and R&D strength

Top Create Biotech Co., Ltd. has a deep research and development foundation in frontier fields such as gene editing and stem cell technology, especially in the fields of new drug development and precision medicine, which makes it have strong technological innovation ability. This advantage can help Top Create Biotech Co., Ltd. stand out in the fierce market competition, especially in the rapidly developing biomedical industry. Through continuous investment in research and development, Top Create Biotech Co., Ltd. can continuously break through the technical bottleneck, accelerate the commercialization process of products and enhance the market competitiveness of products.

2. Cross-field cooperation and global resource integration capabilities

Top Create Biotech Co., Ltd. has strong interdisciplinary cooperation ability, and can realize resource sharing and technology integration in different fields. For example, at the intersection of gene editing, cell therapy, artificial intelligence, big data and other technologies, Top Create Biotech Co., Ltd. can use external technical resources to broaden its research and development horizons and accelerate the process of innovation. At the same time, the global cooperation network of Top Create Biotech Co., Ltd. also enables it to use global resources to promote technological breakthroughs and market development.

3. Global layout and market expansion

Top Create Biotech Co., Ltd. has long focused on the global market, especially in the layout of emerging markets. Through the establishment of overseas R&D centers, the expansion of partnership and diversified market strategies, Top Create Biotech Co., Ltd. can effectively meet the market demand in different regions, especially in important biotechnology markets such as Asia and Europe. In addition, Top Create Biotech Co., Ltd. can enhance market share and promote global circulation of products through cross-regional strategic cooperation.

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4. Perfect industrial chain layout

Top Create Biotech Co., Ltd. has a complete industrial chain in the field of biotechnology, including the whole process coverage from research and development, production to sales. This enables Top Create Biotech Co., Ltd. to effectively control costs, improve efficiency, and ensure product quality and innovation. By integrating all links in the industrial chain, Top Create Biotech Co., Ltd. can not only gain high control in the market, but also use scale effect to reduce costs and increase market share.

5. Policy sensitivity and coping ability

Top Create Biotech Co., Ltd. has strong policy sensitivity in different markets around the world, and can respond to policy changes in different regions in time and formulate corresponding strategic measures. This advantage enables Top Create Biotech Co., Ltd. to better meet the different regulatory requirements of different countries, ensure product compliance, and strive for policy support and government funding to further promote technology research and development and product promotion.

6. Strong talent reserve and training mechanism

Top Create Biotech Co., Ltd. attaches great importance to the introduction and cultivation of talents, and attracts top experts in biotechnology and medicine all over the world. Through cooperation with universities and research institutions, Top Create Biotech Co., Ltd. can continuously optimize the talent structure and maintain the vitality of technological innovation. In addition, Top Create Biotech Co., Ltd. established a high-quality R&D team through the combination of internal training and external introduction, which provided a solid guarantee for technological breakthrough.

7. Flexible business model and customer customization ability

Top Create Biotech Co., Ltd. can provide customized biotechnology solutions according to market demand and customer-specific needs. This flexible business model can not only meet the needs of different customer groups, but also enhance customer stickiness and market share through personalized service. Especially in the field of precision medicine, Top Create Biotech Co., Ltd. can provide customers with tailor-made gene therapy programs to further strengthen brand influence.

8. Strong intellectual property protection capabilities

Top Create Biotech Co., Ltd. pays attention to the protection of intellectual property rights in the process of technology research and development, and has a large number of patents and technical barriers, which provides a protective barrier for it in the market competition. By strengthening the layout and management of intellectual property rights, Top Create Biotech Co., Ltd. can not only effectively protect core technologies, but also maintain its advantages in the face of competitors.

9. Leading production and quality control system

Top Create Biotech Co., Ltd. has strict standards and advanced technology in the production and quality control of biotechnology products. By establishing GMP (good manufacturing practice) certified production base in line with international standards, Top Create Biotech Co., Ltd. can ensure the high quality and stability of products and meet the needs of the global market.

10. Social responsibility and brand image

Top Create Biotech Co., Ltd. not only focuses on the realization of commercial interests, but also attaches importance to the fulfillment of social responsibilities. By participating in public welfare undertakings and promoting sustainable development, Top Create Biotech Co., Ltd. has established a good brand image and gained wide recognition and support in the market. This positive corporate social responsibility image not only helps to enhance brand value, but also enhances the trust of consumers and partners.

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Summary:

Through technological innovation, global resource integration, cross-field cooperation, perfect industrial chain layout and other competitive advantages, Top Create Biotech Co., Ltd. can not only be ahead of industry competitors in the field of biotechnology, but also effectively meet the challenges in the global market. With strong R&D strength, flexible business model and leading production and quality management system, Top Create Biotech Co., Ltd. has a very strong competitiveness in the global biotechnology market, and is expected to continue to stabilize and enhance its market position in the future.

Our Opportunities

Top Create Biotech Co., Ltd. has many potential market opportunities in the global biotechnology market, mainly including the following aspects:

1. Rapid development of precision medicine and gene therapy.

With the rapid development of genomics and biotechnology, precision medicine and gene therapy are becoming an important trend in the global medical industry. Top Create Biotech Co., Ltd. can further expand its market share in personalized therapy and precision drug development through its leading edge in gene editing and stem cell technology. With the treatment of more diseases gradually turning to personalization, the precision medical market will usher in explosive growth, and Top Create Biotech Co., Ltd. can take this opportunity to develop innovative treatments to meet the growing global demand.

2. The health needs of an aging society

The global aging problem is becoming more and more serious, especially in developed countries and regions. With the increase of the elderly population, the demand for the treatment of chronic diseases, cancer and other elderly diseases is increasing, which brings a broad market space for the biomedical industry. Top Create Biotech Co., Ltd. can meet this market demand through biotech products for senile diseases, especially innovative therapies for cancer and cardiovascular diseases.

3. Expansion of global biopharmaceutical market

The global biopharmaceutical market is expanding rapidly, especially in emerging markets such as Vietnam and India. With the improvement of medical level and the increase of demand for innovative drugs, the market prospect of biopharmaceuticals is broad. Top Create Biotech Co., Ltd. can further expand its market share by increasing investment in these markets and developing biopharmaceuticals and treatment programs that meet local needs.

4. Application of Digitalization and Artificial Intelligence in Biotechnology

Artificial intelligence and big data analysis technology are gradually infiltrating into the biotechnology industry, especially in drug research and development, clinical trial design, precise treatment plan formulation and so on. Top Create Biotech Co., Ltd. can use AI, big data and other technologies to improve R&D efficiency, optimize clinical trial process, reduce R&D costs, and accelerate the transformation of products from R&D to market. By combining digital and artificial intelligence technologies, Top Create Biotech Co., Ltd. is expected to gain more market share in the future.

5. Environmental protection and green biotechnology

With the increasing global concern for environmental protection and sustainable development, the application fields of green biotechnology are gradually expanding, including biodegradable materials, clean energy, bio-environmental products and so on. Top Create Biotech Co., Ltd. can take this opportunity to promote the research and development and application of green biotechnology, which can not only respond to the market demand, but also enhance the corporate social responsibility image and expand the influence of the environmental protection market.

6. Health investment in emerging markets

The demand for advanced medical technology is increasing in developing countries and emerging markets, and there is still much room for improvement in medical facilities, technology and treatment methods in these countries. Top Create Biotech Co., Ltd. can expand its global business by providing advanced medical products and services to these markets, especially in Asia, Africa and Latin America, with great market potential.

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7. Policy support and overweight of government funds

Globally, many governments have been increasing their investment in biomedicine and health, especially after the COVID-19 epidemic, the biotechnology industry has received more policy support. For example, the government of japan is vigorously supporting the research and development of innovative drugs and the high-quality development of the biomedical industry. Top Create Biotech Co., Ltd. can reduce the pressure of R&D and accelerate technological innovation and market promotion by participating in national projects and obtaining government funding.

8. Opportunities for M&A and strategic cooperation

With the rapid development of biotechnology industry, many innovative enterprises are gradually emerging. Top Create Biotech Co., Ltd. can acquire new technologies and products and expand market share through mergers and acquisitions and strategic cooperation. Through cooperation with other leading enterprises or research institutions, Top Create Biotech Co., Ltd. can improve its technical strength and market penetration more quickly, and enhance its global competitiveness through mergers and acquisitions.

9. Application of Biotechnology in Food and Agriculture

With the growth of global population, the demand for food and agricultural technology continues to increase. Biotechnology is more and more widely used in increasing crop yield, enhancing food nutrition and improving food safety. Top Create Biotech Co., Ltd. can expand its market share in the fields of agriculture and food by developing relevant biotechnology solutions, especially in the fields of plant-based food, food preservation technology and agricultural intelligence.

10. Demand for biological epidemic prevention products after global epidemic.

Although the peak of COVID-19 epidemic has passed, the global demand for biological epidemic prevention products, vaccines and epidemic monitoring technology is still strong. Top Create Biotech Co., Ltd. can continue to strengthen investment in vaccine research and development, antiviral drugs, detection technology and other fields to cope with possible public health incidents in the future. In addition, the bio-safety market after the epidemic will become a new growth point, and Top Create Biotech Co., Ltd. can increase the research and development and sales of bio-protection products.

11. Research and development of renewable energy and bioenergy.

With the increasing global demand for clean energy and renewable energy, the market prospect of bioenergy (such as biofuel and methanol) is broad. Top Create Biotech Co., Ltd. can combine biotechnology with energy industry, develop more environmentally friendly and efficient bioenergy solutions, participate in the energy revolution, and enhance its competitiveness in the new energy market.

Summary:

Top Create Biotech Co., Ltd. faces broad market opportunities in many fields, including precision medicine, global biopharmaceuticals, digital technology applications, green biotechnology, global health investment and so on. By taking advantage of its advantages in technology research and development, market expansion and cross-field cooperation, Top Create Biotech Co., Ltd. can occupy a favorable position in these opportunities and promote its long-term growth and competitiveness in the global biotechnology industry.

Our Threats

1. Fierce industry competition

Competitor's innovation and technological breakthrough: Biotechnology industry is full of innovation and competition, and many leading enterprises in the world compete fiercely in technology research and development, product innovation and market development. Top Create Biotech Co., Ltd. may face competition from global biotechnology giants (such as Pfizer and Genentech) and start-ups (small enterprises with breakthrough technologies).

Price competition: There may be price competition for many biotech products in the market, which may affect the profit margin of Top Create Biotech Co., Ltd., especially when competitors reduce their prices through scale effect.

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2. R&D and technical barriers

R&D cost and technical problems: Biotechnology companies usually face high R&D cost and long-term R&D process. If Top Create Biotech Co., Ltd. cannot continuously break through technical barriers, it may not be able to make progress in key technologies, thus affecting its market share.

Technical risk: there is a certain risk of failure in the research and development of biotechnology products, especially in the clinical trial stage. The failure of R&D not only wastes huge amounts of money, but also may affect the reputation of the company and the confidence of shareholders.

3. Intellectual property rights and patent disputes

Patent litigation risk: technological innovation in the field of biotechnology is often accompanied by complex patent issues, and other companies may file patent infringement lawsuits against the technology or products of Top Create Biotech Co., Ltd. Patent disputes may not only cause huge compensation, but also affect the company's market reputation and capital flow.

Insufficient patent protection: If the key technologies of Top Create Biotech Co., Ltd. are not effectively protected by patents, other competitors may copy and market quickly, resulting in the loss of technological leadership.

4. Policy and regulatory risks

Changes in government policies: Biotechnology industries in different countries around the world are affected by strict regulatory policies, and policy changes (such as drug approval, pricing, market access, etc.) may have a significant impact on the operation of Top Create Biotech Co., Ltd. Policies in some areas may intensify the supervision of foreign capital or multinational companies and restrict their market activities.

Environmental and ethical issues: Ethical and legal issues in sensitive areas such as gene editing and cloning technology may lead to the tightening of regulatory policies and affect the further development of Top Create Biotech Co., Ltd. in these areas.

5. Uncertainty of market demand

Patient acceptance: Although biotechnology innovation has great potential in treating many diseases (such as cancer and hereditary diseases), some new technologies and new treatment schemes may face the problem of low patient acceptance. Patients' trust in new drugs or technologies and concerns about potential side effects may affect market demand.

Global economic fluctuation: the unstable global economic environment may affect the demand for biotechnology products, especially the ability to pay for high-cost drugs. When the economy is in recession or the medical budget is tight, the medical system may give priority to lower-cost treatment programs.

6. Supply chain interruption and production problems

Raw material supply risk: the production of biotechnology products depends on specific raw materials and equipment. The instability of global supply chain (such as natural disasters, political turmoil, epidemic situation, etc.) may lead to the rise of raw material prices or the interruption of supply, which will affect the production progress and cost.

Insufficient production capacity: With the growth of global demand, Top Create Biotech Co., Ltd. may face the challenge of expanding production capacity. If the production facilities can't meet the market demand, market opportunities may be missed, affecting income and profits.

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7. Globalization and geopolitical risks

International trade barriers: With the advancement of globalization, Top Create Biotech Co., Ltd. may face trade barriers and restrictions from different countries. For example, some countries impose tariffs or other restrictions on the import of foreign biotechnology products, which affects their performance in the international market.

Geopolitical instability: In some areas, geopolitical risks (such as war and political turmoil) may affect the business expansion of Top Create Biotech Co., Ltd., especially in emerging markets and high-growth areas.

8. Social and public opinion pressure

Ethical and social responsibility issues: Biotechnology companies, especially those engaged in sensitive fields such as gene editing and cloning, may face public ethical review and pressure from public opinion. The public's cognition and acceptance of biotechnology may affect the brand image and market acceptance of enterprises.

Environmental impact: If biotechnology products or production processes have a negative impact on the environment, they may encounter protests from environmental protection organizations, affect the company's reputation, and even lead to legal proceedings or regulatory penalties.

9. Epidemic situation and public health crisis

Risk of outbreak: The public health crisis such as the COVID-19 epidemic has shown that the global outbreak may have a far-reaching impact on the biotechnology industry. Although biotechnology companies may provide key treatment programs during the epidemic, they may also face problems such as production interruption, unstable demand and increased government supervision.

Imbalance between supply and demand of vaccines and drugs: For biotech companies related to vaccines and drugs, fluctuations in demand and supply restrictions may lead to income instability, especially in the case of high uncertainty in disease transmission.

Summary:

The follow-up development of Top Create Biotech Co., Ltd. in the global biotechnology field will face threats from competition, R&D, policy, market demand, supply chain and other aspects. In order to meet these challenges, Top Create Biotech Co., Ltd. needs to maintain technological innovation, strengthen patent protection, optimize supply chain management, pay close attention to policy changes, and pay attention to geopolitical and trade risks in global expansion. At the same time, strengthening brand image, improving customer trust and establishing an efficient crisis management mechanism are also important strategies to successfully deal with these threats.

Our Strategies

In the face of the above threats, the following solutions can be adopted:

1. Increase investment in R&D and maintain technological leadership.

Continuous innovation: establish a sound R&D system, increase R&D capital investment, focus on breaking through key technical bottlenecks and launch innovative products with market differentiation. Especially in cutting-edge technology fields such as gene editing and precision medicine, maintaining technological leadership can effectively meet the challenges of competitors.

Establish R&D partnership: establish cooperative relationship with top universities, research institutions and technology companies, jointly develop projects and share technological achievements. This can reduce the cost and risk of research and development, and accelerate the transformation of technology.

2. Improve the intellectual property protection mechanism.

Strengthen patent management and protection: for core technologies and products under research and development, strengthen patent application and protection to ensure that intellectual property rights are not infringed. Establish a patent database and monitoring system to find and deal with potential patent infringement problems in time.

Transnational patent layout: apply for patents in important global markets, ensure technical monopoly and protection in the international market, and avoid competitors from entering through patent detours.

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3. Flexible response to policy and regulatory changes

Pay close attention to policy trends: establish a special policy monitoring team, regularly analyze the regulatory policy changes in the field of biotechnology in various countries, and adjust the company's compliance strategy in time.

Establish a compliance management system: ensure that products and technologies meet the requirements of laws and regulations in different regions, especially in clinical trials and market access, and avoid legal disputes caused by policy changes.

Actively participate in policy formulation: participate in industry associations and policy discussions, actively influence policy formulation, and ensure that the company's interests can be properly protected.

4. Diversified markets and customer groups

Diversified market layout: in addition to traditional markets, actively expand emerging markets, especially those in Asia, Africa and Latin America where the demand for biotechnology is growing rapidly. Design different product combinations for different markets to meet local demand and price tolerance.

Accurate market positioning: combine market research, refine customer groups and launch customized products or services. For example, the therapeutic products related to senile diseases are launched for an aging society, and genetic health testing is launched for young consumers.

5. Optimize the supply chain and production capacity

Strengthen supply chain management: establish a flexible and efficient supply chain system to ensure that the supply of key raw materials and products is not affected by external environmental changes. Establish long-term and stable cooperative relations with key suppliers to reduce the risk of supply interruption caused by market fluctuations.

Diversified sources of supply: avoid over-reliance on a single supplier or market, expand the supplier base, ensure diversified procurement channels for raw materials, and reduce the risk of supply chain interruption.

Improve production automation and intelligence: improve production efficiency and quality through automation and digital technology, reduce human errors, improve production flexibility and adapt to changes in market demand.

6. Strengthen brand building and customer relationship management.

Shaping brand influence: Strengthen the brand's international influence through marketing activities, social media, public relations and other means to enhance the brand's credibility and reputation. Advertise in key markets to enhance consumers' impression of Top Create Biotech Co., Ltd.' s leading technology, innovation and high quality.

Strengthen customer support and service: provide an efficient customer service system, including pre-sales consultation, technical support during sales and after-sales service. Establish customer feedback mechanism, collect customer opinions, respond to customer needs and problems quickly, and enhance customer loyalty.

7. Implement flexible pricing and business model.

Value pricing strategy: pricing is based on the actual value of products and market demand, not just on production costs. For high-end products or unique technologies, premium pricing strategy can be adopted; For products with fierce market competition, penetration pricing is adopted to gain market share.

Subscription-based business model: explore the business model based on subscription or long-term service contract, stabilize the company's income source and reduce the income fluctuation caused by single bulk sales.

8. Dealing with globalization and geopolitical risks

Diversified geographical layout: try to avoid relying too much on the market of a certain country or region, and choose to operate in multiple countries and regions to reduce the impact of geopolitical instability on the company. Especially in the global expansion, we should choose markets with lower risks and avoid countries with unstable politics and economy.

Establish redundancy of global supply chain: ensure that key raw materials and production facilities are distributed in different regions and avoid production interruption caused by geopolitical risks.

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9. Strengthen crisis management and risk control.

Establish crisis response mechanism: formulate emergency plans, such as epidemic situation and natural disasters. Improve the company's ability to cope with the crisis through drills, risk assessment and other means.

Strengthen financial risk management: manage possible financial risks through insurance, hedging and other means to ensure that the company can maintain financial stability in emergencies.

10. Improve employee skills and corporate culture.

Staff training and motivation: Conduct staff training regularly to improve the technical level, management ability and market adaptability of staff. Establish a flexible incentive mechanism to encourage employees to provide support for the company's innovation and competitiveness.

Corporate culture construction: strengthen the corporate culture with innovation as the core, encourage employees to participate in innovation and change, and maintain a positive work attitude and competitive spirit.

Summary:

By strengthening technological innovation, optimizing supply chain, improving production capacity, paying close attention to policy changes and expanding market and customer base, Top Create Biotech Co., Ltd. can effectively cope with the above threats and maintain its competitiveness in the global biotechnology field. At the same time, establishing flexible pricing and business model, strengthening brand building, improving crisis management ability and staff training will further promote the company's sustainable development.

Our Marketing and Sales

In order to improve business results, Top Create Biotech Co., Ltd. needs to take a series of refined measures in marketing and sales strategies to cope with the diversified market demand and fierce competitive environment. The following are some targeted marketing and sales strategies that can help improve the company's market share, customer loyalty and overall business performance:

1. Differentiated competitive strategy

Innovative products: continuously invest in research and development, launch innovative products or services, and ensure that products are unique in the market. For example, Top Create Biotech Co., Ltd. can develop products with new technologies or functions according to industry trends, such as intelligence, environmental protection and sustainable development, so as to meet the needs of different consumers.

Brand positioning: By establishing a unique brand image, Top Create Biotech Co., Ltd. forms a distinct difference in the market. For example, focus on high-quality, technology-leading or service-oriented brand positioning.

2. Accurate market positioning and target customer group analysis.

Market segmentation: subdivide the market, identify potential market segments, and customize different marketing strategies according to the needs of each market segment. For example, for young people, products with more sense of technology or fashion can be launched; For high-end customer groups, you can provide high-quality customized services.

Precision marketing: Combine big data and market research to implement personalized precision marketing strategy. Contact potential customers through social media, SEO, email, etc. to ensure the efficient dissemination of marketing information.

3. Strengthen customer relationship management (CRM)

Establish customer loyalty plan: attract and retain customers through membership system, bonus points, exclusive offers and other ways to improve customer loyalty.

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After-sales service and customer care: strengthen after-sales service to ensure customer satisfaction after purchase. Visit customers regularly, provide technical support and service updates, so that customers can feel continuous concern and support.

4. Multi-channel sales model

Combination of online and offline: Establish a strong online sales platform, such as official website and e-commerce platform, and optimize the customer experience of offline stores. The combination of online and offline can improve sales coverage and increase contact opportunities with customers.

Cooperation between social e-commerce and KOL: By cooperating with KOL (Key Opinion Leader) of social platforms, we will promote products with their influence and attract more young consumers.

5. Flexible pricing strategy

Value pricing: based on the actual value of the product, rather than simply cost-plus pricing. For example, consumers' perception of product value is determined through market research, and pricing strategies are adjusted accordingly.

Promotional activities: Promotional measures such as discounts, preferential activities or bundled sales are regularly introduced to stimulate consumers' desire to buy and enhance market share.

6. Improve the ability and efficiency of the sales team

Training and motivation: regularly train the sales team on product knowledge, sales skills and customer communication skills. At the same time, through the performance incentive mechanism, stimulate the enthusiasm of the sales team and improve sales performance.

Using CRM system: Tracking customer and sales data through intelligent CRM system enables sales team to better manage customer relationship, optimize sales process and improve efficiency.

7. Competitive intelligence collection and analysis

Market monitoring: regularly monitor competitors' marketing activities, pricing strategies, product releases and other information, and adjust their own strategies in time.

Industry trend analysis: through industry research and trend analysis, we can gain insight into market changes in advance and take countermeasures to maintain competitiveness.

8. Cooperation and strategic alliance

Cooperation with other brands: strategic cooperation with complementary brands, joint promotion activities or joint brand promotion to expand market influence.

Cross-industry cooperation: for example, cooperate with technology companies to introduce new technologies to enhance the added value of products and enhance their competitiveness.

Through the combination of the above strategies, Top Create Biotech Co., Ltd. can stand out from the fierce market competition, increase its market share and maintain its competitive advantage for a long time.

Our Customer Base

Top Create Biotech Co., Ltd. is a global biotechnology group. Its core mission is to promote the innovation and application of biotechnology through technological innovation and provide all-round health solutions for global consumers. According to its strategic objectives and business positioning, the customer groups of Top Create Biotech Co., Ltd. can be divided into the following main categories:

1. Developed countries and regions (such as Europe and America, etc.)

BACKGROUND: The population in developed countries and regions has a high awareness of health and has a high demand for high-tech health products and precise health management services.

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Features:

High-income people have high acceptance of health technology products and are willing to pay a higher premium for health products.

Medical institutions and insurance companies are important customer groups, and they need health products to improve service quality and guarantee level.

Specific application:

Medical and health institutions: Insurance companies and medical institutions (such as hospitals and rehabilitation centers) need health management schemes and anti-aging products provided by Top Create Biotech Co., Ltd. to meet the individual needs of patients.

Technology companies: medical technology companies or start-ups related to medical technology may establish cooperation with Top Create Biotech Co., Ltd. to jointly develop and promote health products.

2. Emerging markets (such as developing countries)

Background: Although the level of economic development in these areas is low, with the aging of the population and the improvement of health awareness, the demand for health and wellness products is gradually increasing.

Features:

Consumers pay more attention to cost performance, and the demand for health products is gradually increasing.

The popularity of Internet and e-commerce platform facilitates the expansion of Top Create Biotech Co., Ltd. in emerging markets.

Specific application:

E-commerce platform: Top Create Biotech Co., Ltd. can provide health products to emerging markets through online channels to meet consumers' needs for health and wellness.

Community and offline retail stores: In some densely populated communities with health needs, the products of Top Create Biotech Co., Ltd. can be sold through offline retail stores.

3. Medical and health industry (insurance companies, pharmaceutical companies, medical institutions, etc.)

Background: Insurance companies, medical institutions and pharmaceutical manufacturers in the medical and health industry are potential customer groups.

Features:

Medical institutions need to improve patients' health management ability through health products and reduce the waste of medical resources.

Insurance companies need to design insurance products through health products to provide protection for the elderly.

Specific application:

Insurance industry: Top Create Biotech Co., Ltd. can provide reference for insurance companies to design health products and help them design insurance products such as critical illness insurance and annual insurance.

Medical institutions: Through the health management scheme provided by Top Create Biotech Co., Ltd., medical institutions can provide personalized health management services for patients and improve patient satisfaction.

4. Beauty salons, health institutions and Wellness Center

Background: Consumer places such as beauty salons, health institutions and wellness Center are increasingly favored by consumers, who are willing to pay higher prices for health and Wellness products.

Features:

Consumers pay more attention to the effect and safety of products, and the demand for healthy products is also increasing.

These places usually have higher customer unit price, which is suitable for Top Create Biotech Co., Ltd. to promote products through precision marketing and brand cooperation.

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Specific application:

Beauty salons and wellness Center: Top Create Biotech Co., Ltd. can provide healthy products for these places through product customization or brand cooperation to meet the Wellness needs of consumers.

Health product stores: Through brand authorization or product agency, Top Create Biotech Co., Ltd. can enter some health product stores and have direct contact with consumers.

5. Consumers (individual customers)

Background: The target customers of Top Create Biotech Co., Ltd. also include ordinary consumers who are interested in health and wellness products.

Features:

Consumers pay more attention to the sense of science and technology, effect and safety of products, and are willing to pay a premium for quality and healthy products.

Consumers' demand for health knowledge is also growing gradually, and their understanding and trust in health products are high.

Specific application:

Directly to consumers: Promote health products to consumers through e-commerce platforms, offline retail stores, social media and other channels.

Health knowledge popularization: popularize health knowledge to consumers through social media, e-mail and other channels, and enhance brand awareness and product trust.

6. Insurance companies

Background: Insurance companies need to design insurance policies through health products to provide long-term care and medical security for the elderly.

Features:

When designing insurance products, insurance companies will consider consumers' needs and health conditions, so the demand for health products is high.

Specific application:

Through the health products provided by Top Create Biotech Co., Ltd., insurance companies can design more accurate insurance products to meet the health needs of the elderly.

Through the health assessment tools of Top Create Biotech Co., Ltd., insurance companies can provide customers with more personalized insurance plans.

7. Technology companies and partners

Background: Top Create Biotech Co., Ltd. has certain advantages in the field of science and technology, and can establish cooperative relations with technology companies to jointly develop healthy products.

Features:

Technology companies have a high demand for the application scenarios of emerging technologies, and can cooperate with Top Create Biotech Co., Ltd. to apply biotechnology to a wider range of fields.

Technology companies can enhance their competitiveness through the technology and products of Top Create Biotech Co., Ltd..

Specific application:

Technology companies: Top Create Biotech Co., Ltd. can jointly develop health technology products and enhance the added value of products through cooperation with technology companies.

Start-up companies: Top Create Biotech Co., Ltd. can provide health product development support for start-up companies and help them enter the market quickly.

8. Potential customers (emerging consumer groups)

Background: With the development of science and technology, the demand of some emerging consumer groups for health and wellness products is also growing.

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Features:

Young people: Young people aged 25-35 have a high acceptance of health and wellness products and are willing to try new products.

Internet users: With the popularity of the Internet, many consumers prefer to buy health products through e-commerce platforms.

Specific application:

Promote the products of Top Create Biotech Co., Ltd. to young people and Internet users through social media marketing and e-commerce platform promotion.

Cooperate with social media influencers and KOL to enhance brand awareness and trust.

summary

Top Create Biotech Co., Ltd. has a wide customer base, covering consumers, medical institutions, insurance companies, technology companies, beauty salons and Wellness Center in developed countries and emerging markets. Top Create Biotech Co., Ltd. needs accurate market positioning, multi-channel promotion strategies and strategic cooperation with partners to meet the diverse needs of customers at different levels. At the same time, Top Create Biotech Co., Ltd. needs to continuously improve the market competitiveness of its products through continuous technological innovation and product optimization, so as to realize its strategic goal of globalization.

Safeguard service

The key to guarantee our service quality, ensure customer satisfaction and stand out in the fierce competition market lies in the effective implementation of the following aspects:

1. Clear quality management system

Quality assurance: Top Create Biotech Co., Ltd. has established a comprehensive quality management system, with quality control points in every link from product development, manufacturing to consumer use. Through strict quality inspection and monitoring, ensure that the quality of products and services meet industry standards.

Quality control: through regular internal quality audit and external quality inspection, timely discover and correct quality problems in products and services, and improve customer satisfaction.

2. Optimize the customer service process

Customer service optimization: Top Create Biotech Co., Ltd. focuses on improving customer service efficiency, and ensures that customers can obtain high-quality services quickly by optimizing service processes and integrating internal resources.

Quick response mechanism: an efficient complaint handling and customer service response mechanism has been established, which can understand and solve customers' actual problems in the first time and enhance customer stickiness and satisfaction.

3. Strengthen quality control and feedback mechanism.

Quality feedback mechanism: through regular collection and analysis of customer feedback, we can understand the real needs and expectations of customers, adjust product and service strategies in time, and meet the diversified needs of customers.

Quality improvement plan: establish quality improvement plan, continuously monitor and optimize service quality, and ensure the consistency and reliability of service quality.

4. Product quality and innovation

Innovation-driven: Top Create Biotech Co., Ltd. continues to innovate in the fields of science and technology and biotechnology, and introduces more accurate and inclusive health management and anti-aging programs to meet the needs of different customer groups.

Product differentiation: through differentiated products and solutions, we can provide customers with unique products and enhance market competitiveness.

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5. Accurate market positioning and brand building

Market positioning: Top Create Biotech Co., Ltd. clearly defines the market positioning, focuses on the fields of science and technology and biotechnology, and attracts target customers through differentiated products and services.

Brand building: through brand promotion and publicity, enhance the brand image of the company in the market and enhance customers' trust and loyalty to the brand.

6. Data-driven decision-making

Data analysis: Use big data and artificial intelligence technology to analyze market trends and customer needs, optimize resource allocation and operation strategies, and improve customer satisfaction.

Precision marketing: Through data analysis and precision marketing, we will push customized products and services to different customer groups to meet their individual needs.

7. Digital transformation and customer relationship management

Digital service: through online platforms and digital channels, enhance customer interaction and experience, and increase customers' contact and understanding of brands.

Customer Relationship Management (CRM): Establish a perfect customer relationship management system, maintain customer relationships, and enhance customer loyalty and satisfaction.

8. Continuous improvement and innovation

Continuous improvement: through continuous market research and customer demand analysis, constantly improve products and services and enhance customer satisfaction.

Technological innovation: through technological innovation and product upgrading, we can meet customers' new demands for health and wellness products and maintain the company's leading position in the market.

9. Build an efficient collaborative innovation system.

Industrial synergy: Top Create Biotech Co., Ltd. builds an efficient collaborative innovation system through cooperation with scientific research institutions, production bases and consumer places, and promotes the innovation and optimization of products and services.

Global vision: Through global layout and cooperation, Top Create Biotech Co., Ltd. can quickly respond to the international market demand and enhance its competitiveness in the global market.

10. Staff training and incentive mechanism

Staff training: Provide regular training on quality management and customer service to employees, improve their professional skills and Service Quality, and ensure the consistency and reliability of service quality.

Incentive mechanism: through performance appraisal and reward mechanism, employees are encouraged to continuously improve service quality and create value for customers.

Through the above strategies, Top Create Biotech Co., Ltd. can not only guarantee customer satisfaction, but also stand out from the fierce market competition, attract more customers and partners, and achieve long-term steady development.

Research and Development

When formulating the future development direction, the focus of research and development should focus on the following core areas. Each field can not only improve service quality, but also promote enterprise innovation and long-term competitiveness.

1. Stem cells and regenerative medicine: Top Create Biotech Co., Ltd. has obvious advantages in the application and development of stem cell technology through the activity detection and clinical efficacy verification of its Haixi stem cell bank. This may include the innovation and application of stem cell drugs to meet different medical needs.

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2. Future health direction: Combined with the future health strategies of countries around the world, Top Create Biotech Co., Ltd. may continue to deepen the innovation and application of medical technology, especially in solving the bottleneck of existing medical technology and promoting health care.

3. Drug R&D and innovation: In the field of treatment, Top Create Biotech Co., Ltd. may focus on developing innovative drugs and vaccines to solve market demand and technical bottlenecks in the industry to meet consumers' demand for more efficient and safe medical solutions.

4. Internationalization and globalization strategy: Through cooperation with domestic and foreign head pharmaceutical enterprises, Top Create Biotech Co., Ltd. may further enhance brand awareness and market share, expand the global market and meet the needs of consumers in different regions.

5. Technological innovation and future industrial layout: Combined with the strategic development direction of global biotechnology, Top Create Biotech Co., Ltd. may conduct research and development in emerging fields such as artificial intelligence and advanced computing, so as to promote the development of future industries.

To sum up, the research and development priorities of Top Create Biotech Co., Ltd. in the global biotechnology field may include stem cells and regenerative medicine, future health technology, innovative drug research and development, internationalization strategy and future industrial layout. These directions are not only in line with the current market trends, but also in line with the country's strategic development direction. Through the above research and development, we can not only improve the quality and efficiency of service, but also gain a leading position in the industry and promote the innovation and sustainable development of enterprises. These fields not only cover cutting-edge technologies in science and technology, medical care and data, but also pay attention to the improvement of personalized needs and customer experience.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and adversely affect our competitive position.

Substantially all of our operations are conducted in China and substantially all of our revenues are sourced from China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to the economic, political and legal developments of China. Since the late 1970s, the Chinese government has been reforming the economic system in China. These reforms have resulted in significant economic growth. However, any economic reform policies or measures in China may from time to time be modified or revised. Any adverse changes in economic conditions in China, in policies of the Chinese government or in laws and regulations in China, could have a material adverse effect on the overall economic growth of China and investment in the travel industry. Such developments could adversely affect our businesses, lead to reduction in demand for our services and adversely affect our competitive position.

Slow-down of the Chinese economy may slow down our growth and profitability.

Our financial results have been, and are expected to continue to be, affected by the growth in the Chinese economy and travel industry. Although the Chinese economy has grown significantly in the past decade, there can be no assurance that growth of the Chinese economy will continue or that any slow-down will not have a negative effect on our business. The overall Chinese economy affects our profitability, since expenditures for travel may decrease in a slowing economy.

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Future movements in exchange rates between the U.S. dollar and RMB may adversely affect the value of our ADSs.

We are exposed to foreign exchange risk arising from various currency exposures. Some of our expenses are denominated in foreign currencies while almost all of our revenues are denominated in RMB, the legal currency in China. We have not used any forward contracts or currency borrowings to hedge our exposure to foreign currency risk. The value of RMB is subject to changes in the Chinese government’s policies. Although our exposure to foreign exchange risks is limited, the value of your investment in our ADSs will be affected by the foreign exchange rate between the U.S. dollar and RMB, because the value of our business is effectively denominated in RMB, while our ADSs will be traded in U.S. dollars.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Because substantially all of our revenues are in the form of RMB, any restrictions on currency exchange may limit our ability to use revenue generated in RMB to fund our business activities outside China or to make dividend payments in U.S. dollars. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended. Under the Rules, RMB is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loan or investment in securities outside China unless the prior approval of the State Administration of Foreign Exchange of the People’s Republic of China is obtained. Although the Chinese government regulations now allow greater convertibility of RMB for current account transactions, significant restrictions still remain. For example, foreign exchange transactions under our subsidiaries’ capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange for capital expenditures. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of RMB, especially with respect to foreign exchange transactions.

Legal Proceedings

Top Create Biotech Co., Ltd., as a chain operation organization focusing on the combination of medical care and nursing services, can analyze its legal litigation risks from multiple dimensions. The specific risk types and potential legal challenges are mainly related to the company's operating mode, industry characteristics and changes in laws and regulations. The following are several possible legal risks:

1. Contract risk

The company involves many business fields, such as hospital care, home care, and usually needs to sign contracts with multiple partners. For example:

Cooperation contracts with hospitals, custody institutions, labor dispatch companies, etc.

Agreement or service contract with service users.

Failure to effectively define responsibilities and rights in these contracts may lead to contract disputes. Especially when the service standard, payment arrangement and responsibility determination are not clear, it is easy to cause litigation.

Coping strategies:

Strict contract management, ensure that all cooperation agreements meet relevant legal requirements, and clarify the rights and obligations of both parties.

Strengthen the review of contract terms and risk identification, and invite professional lawyers to conduct compliance review when necessary.

2. Service quality and responsibility disputes

As a service organization combining medical care with nursing care, Top Create Biotech Co., Ltd. provides nursing, health management, care and other services. If you fail to provide up-to-standard services, you may face:

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Medical malpractice: If medical operation is involved in the nursing service or the operating norms are not followed during the nursing process, it may lead to medical accidents or injuries.

Service quality dispute: if their families think that the service is not up to standard, they may bring a lawsuit to demand compensation for losses or breach of contract.

Coping strategies:

Establish a strict service quality control system to ensure that all services meet industry standards.

Strengthen the training of employees, especially in the compliance of nursing and medical operations.

Insure relevant professional liability insurance to reduce the risk of compensation.

3. Labor and employment risks

Labour relation and the protection of employees' rights and interests may also bring legal risks, as Top Create Biotech Co., Ltd. is involved in labor dispatch business and home care services.

Labor contract disputes: employees may file lawsuits for salary payment, working hours, work-related injury compensation and other issues.

Coping strategies:

Strictly abide by labor laws and regulations, ensure the signing of legal labor contracts with employees, and protect the basic rights and interests of employees.

Improve employment management and avoid legal risks in labor dispatch.

4. Protection of consumer rights and interests

Because the company is involved in care services, it may face lawsuits related to consumers' rights and interests, especially for the elderly, who may have difficulties in understanding when signing contracts due to health conditions, cognitive obstacles and other reasons, which may lead to contract disputes or consumer rights protection actions.

Unfair contract terms: Unreasonable terms in the contract may lead to consumer dissatisfaction and then resort to law.

Service commitment: If the company fails to fulfill its commitment or fail to meet the standards in the service, consumers may safeguard their rights and interests through legal channels.

Coping strategies:

Provide clear and easy-to-understand service contracts and provide consumers with full right to know.

Provide services in strict accordance with the contract, and avoid lawsuits due to non-performance of commitments.

5. Competition and intellectual property risks

If the company has intellectual property problems in technology development or service innovation, it may encounter infringement lawsuits from competitors or risk being sued for infringement. In addition, if the company has false propaganda or unfair competition in the promotion process, it may face lawsuits from competitors or consumers.

Coping strategies:

Ensure the legality of intellectual property rights, especially in terms of independent research and development technology platforms.

Abide by advertising law and anti-unfair competition law to ensure the company's market behavior compliance.

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6. Other potential risks

Environmental and safety issues: The company is involved in health management and care services. Failure to ensure the safety and hygiene standards of the service places may lead to injuries or health damage to the elderly, which may lead to litigation.

Reputation risk: Once service quality problems or adverse events occur, it may have a negative impact on the company's reputation and indirectly lead to customer churn or judicial proceedings.

summary

The legal litigation risks faced by Top Create Biotech Co., Ltd. are various, involving contract management, service quality, employment, data privacy, regulatory compliance and other fields. Companies should guard against these risks through compliance management, contract management, service quality control, employee training and other means, and establish an effective legal adviser and risk management mechanism to ensure the smooth operation of the company and avoid legal disputes.

Employees

Top Create Biotech Co., Ltd., as a chain operation organization focusing on the combination of medical care and nursing services, involves many business fields, including community-based care, combination of medical care and nursing care, and home-based care. Therefore, in order to ensure the efficient management and compliance operation of the company in the operation process, you need to establish a diversified team covering business, management, law, finance, technology and other functional departments. The following is a possible proposal for the company structure and the composition of various departments:

1. Senior management team

The senior management team is responsible for the company's strategic decision-making and overall operation planning to ensure the company's steady progress in the complex market environment.

CEO (Chief Executive Officer): Responsible for the formulation and implementation of the company's overall strategy, ensuring the coordination and cooperation of various departments, and promoting the continuous growth and innovation of the company's business.

COO (Chief Operating Officer): Responsible for daily operation management to ensure service quality, operational efficiency and smooth operation of all departments.

CFO (Chief Financial Officer): Responsible for financial planning, fund management, risk control, etc. to ensure the company's financial health.

2. Business Development and Marketing Department

The marketing and business development department is an important external contact window of the company, which is responsible for exploring new business opportunities, establishing brand image and maintaining existing customer groups.

Marketing director: responsible for the company's overall market strategy, brand promotion and market research.

Customer relationship management (CRM) team: responsible for maintaining the relationship with customers, collecting customer feedback, and formulating personalized service plans.

Sales team: responsible for promoting service products, expanding the market and ensuring the growth of the company's business.

Public relations and brand team: responsible for the image management, media communication and social responsibility projects of the company in public affairs.

3. Operation Management Department

The operation management department ensures the efficient implementation and standardization of the company's services, especially in multiple service areas (such as the combination of medical care, home-based care for the elderly, institutional custody, etc.).

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Director of operations: responsible for the overall operation planning and implementation of the company, optimizing resource allocation and improving service quality.

Nursing service team: including management, training and assessment of nursing staff to ensure service quality.

Campus and home care management team: responsible for the operation, management and service quality control of each nursing home and home care service.

Service quality and safety team: supervise the implementation of standardization in nursing process, ensure service safety and deal with emergencies in time.

4. Department of Medical and Health Management

As the core of the combination of medical care and nursing, the Medical and Health Management Department is responsible for the operation of all medical and health-related services, including health assessment, nursing plan and medical management.

Medical director: responsible for the overall planning and management of medical care services to ensure the quality of medical services.

Doctors and nursing team: including general practitioners, specialists, nursing staff, etc., providing daily health management, medical care and other services.

Health assessment team: responsible for health assessment, physical examination and chronic disease management.

Drug and treatment management team: ensure drug management norms and arrange drug treatment programs.

5. Ministry of Technology and Information

Because the company uses a smart platform, the technology and information department is very important, responsible for the development, maintenance and data security of the platform.

CTO (Chief Technology Officer): Responsible for the design and implementation of technology strategy and technology architecture to ensure the stability and innovation of the platform.

Development team: responsible for the development and technical support of smart platform.

IT operation and maintenance team: responsible for the maintenance of hardware facilities and software systems to ensure the stable operation of the platform.

Data security and privacy team: responsible for the company's data protection, information security and other compliance work to ensure the safety of customer information and medical data.

6. Ministry of Finance and Law

The Finance and Legal Department is an important department to ensure the company's compliance operation, involving the company's fund operation, taxation, legal proceedings and other aspects.

Chief financial officer: responsible for the overall financial planning, capital flow, statements and tax management of the company.

Accounting team: responsible for daily financial processing, financial statement preparation, audit and compliance.

Legal Director: Responsible for all legal affairs of the company, and ensure the company's legal compliance in its operation.

Contract and intellectual property legal team: responsible for contract review, intellectual property protection and other legal affairs to reduce legal risks of the company.

7. Human Resources Department

The human resources department ensures the team building and staff management of the company, including recruitment, training and performance appraisal.

HR Director: Responsible for formulating human resources strategy to ensure the introduction and retention of talents in the company.

Recruitment team: responsible for the recruitment and interview of various positions in the company.

Training and development team: responsible for the training, promotion and career development of employees to ensure the continuous improvement of the team's professional ability.

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Salary and welfare team: responsible for the formulation and management of employee salary and welfare policies to ensure employee satisfaction.

8. Customer Service and Complaint Handling Department

The customer service and complaint handling department is responsible for solving customers' questions, problems and complaints to ensure smooth service and customer satisfaction.

Customer service manager: responsible for supervising the quality of customer service and handling daily consultation.

Complaint handling team: responsible for solving customers' complaints and improving service process through investigation and analysis.

9. Regulatory and Compliance Department

With the increasingly strict policies of medical care, pension and other industries, the compliance department is very important to ensure that the company's operations are legal and compliant.

Compliance Director: Responsible for the compliance of all business processes of the company, especially in the changing environment of regulatory policies, to ensure that the company follows up relevant regulatory requirements in a timely manner.

Audit and internal control team: responsible for internal audit and risk control to ensure that the internal operation of the company conforms to policies and industry standards.

10. Risk Management Department

Be responsible for identifying and responding to all kinds of risks faced by the company, especially the potential risks related to law, finance and operation.

Director of risk management: responsible for identifying, evaluating, monitoring and mitigating various risks that the company may face.

Insurance and compensation management team: responsible for the company's insurance, claims settlement and insurance risk control.

summary

Top Create Biotech Co., Ltd. should set up a team covering strategic management, business development, operation, medical health, technology, finance, legal affairs, human resources and other departments according to its business characteristics and industry needs. Each department needs to work closely with the company's overall strategy and business objectives to ensure that the company can provide customers with high-quality, professional and compliant medical and nursing services. At the same time, the coordination and communication between departments is the key to the efficient operation of the company, ensuring that the company can stand in the market and maintain sustainable development.

PESTEL Analysis

(1) industry analysis

With the increasing global attention to health science and technology industry, more and more enterprises are beginning to realize the importance of healthy infrastructure construction (HSI). As an innovative enterprise with an international vision, Top Create Biotech Co., Ltd. has an important position in the field of stem cells and microecological health, and it also shows its unique influence on a global scale.

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In stem cell research, Top Create Biotech Co., Ltd. built a national cell therapy technology engineering research center based on its national high-tech enterprise qualification. It has a GMP-level workshop of 5000㎡ and a large R&D base of 20000㎡, equipped with internationally advanced laboratory equipment. This hardware facility has laid a solid foundation for the development of the whole chain of stem cell technology. We have established cooperative relations with many internationally renowned medical institutions and scientific research institutions to jointly promote the transformation and application of stem cell technology in the field of clinical medicine. The stem cell research of Top Create Biotech Co., Ltd. has not only made remarkable progress in the field of basic science, but also made breakthrough achievements in translational medicine and industrial application. Up to now, Top Create Biotech Co., Ltd. has obtained 67 independent intellectual property rights, of which 35 are invention patents. These achievements not only improve the scientific research level of stem cell technology, but also provide reliable technical support for related medical institutions and enterprises. In the international market, the stem cell application technology of Top Create Biotech Co., Ltd. has been widely recognized and has become an important force to promote the development of the global stem cell industry.

The development in the field of microecological health is also remarkable. With the in-depth study of gut microbiome, scientists have gradually realized the inextricable relationship between intestinal flora and human health. Top Create Biotech Co., Ltd. has also shown strong layout ability in this field. Through strategic cooperation with top international scientific research institutions, Top Create Biotech Co., Ltd. has built an intelligent microbial application platform. The AI detection system of intestinal flora developed by it, with its huge database and advanced machine learning algorithm, has realized a complete health management process from individualized detection to individualized scheme customization. This innovative system not only helps medical institutions to formulate treatment plans more accurately, but also provides new ideas for the sustainable development of micro-ecological health industry.

From an international perspective, the layout of micro-ecological health has also been supported by many countries and regions around the world. For example, the field of regenerative medicine in the United States is accelerating, especially in the application of CRISPR technology in the treatment of blood tumors. European countries are also actively promoting the development of cell therapy and exchanging and cooperating with some technical standards of the United States. In contrast, the layout of Top Create Biotech Co., Ltd. in the field of stem cells and microecological health has not only made remarkable achievements, but also conforms to the development trend of global health science and technology. Through in-depth cooperation with top international scientific research forces, Top Create Biotech Co., Ltd. is gradually building a global health science and technology innovation platform. This platform can not only promote the clinical transformation of stem cells and microbial therapy, but also inject new vitality into the development of global health science and technology.

It should be pointed out that the rapid development of global health science and technology industry is reshaping the future medical health picture. According to the report jointly issued by the International Organization for Labor and Occupational Health (ILO) and the World Health Organization (WHO), nearly 50% of the global working population has some health problems, and microecological health and stem cell therapy will be the important directions to solve this problem in the future. The layout and achievement of Top Create Biotech Co., Ltd. is an active attempt under this background. Through continuous technological innovation and international cooperation, Top Create Biotech Co., Ltd. not only enhances its own competitiveness, but also contributes to the sustainable development of the global health science and technology industry.

With the aggravation of the aging population and the continuous progress of biotechnology, the health science and technology industry will continue to grow. The industry will develop in the direction of intelligence, personalization and diversification, and new business models will emerge in the industry. Enterprises need to constantly improve service quality, innovate technical means, and pay attention to social responsibility and ethical issues in order to achieve sustainable development.

In the increasingly competitive market environment, brand management has become a key factor for the survival and development of enterprises. Consumers' awareness and loyalty to the brand, as well as the value conveyed by the brand, have become important factors affecting the purchase decision. In order to meet the increasingly diversified and personalized market demand of consumers, brands must constantly innovate and improve product quality and service level. Top Create Biotech Co., Ltd. has demonstrated its unique strategy in brand management, successfully incubating its own brands on the basis of e-commerce and health technology. Through the strict "triple selection" mechanism, the product quality is controlled from the source, and the product is ensured to pass the stem cell bank activity test, hospital clinical efficacy verification (effective rate ≥9,000%) and microbial safety assessment (colony number < industry standard 50%), which has established a good reputation for the brand and laid a solid foundation.

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In the process of brand building, Top Create Biotech Co., Ltd. focuses on transforming scientific research achievements into product advantages that consumers can perceive. Through the offline experience store, the "visualization of scientific research achievements" device is set up, and the complex principles of biotechnology are presented to consumers intuitively, which enhances consumers' trust and recognition. In addition, Top Create Biotech Co., Ltd. also successfully positioned the target customer groups and carried out targeted marketing activities with the help of the traffic advantage and precision marketing means of e-commerce platform, which enhanced brand awareness and market share. Through these efforts, Top Create Biotech Co., Ltd. has built a number of well-known brands, formed a unique competitive advantage, and promoted the sustainable development and upgrading of brands.

From the perspective of international brand management, Top Create Biotech Co., Ltd. is outstanding in market expansion and brand influence. Since entering the international market, Top Create Biotech Co., Ltd.' s sales have increased steadily, and its market share has remained the industry leader for five consecutive years. Through international market research and consumer demand analysis, Top Create Biotech Co., Ltd. successfully developed customized product lines for consumers in different regions, further enhancing the brand's adaptability and competitiveness. At the same time, Top Create Biotech Co., Ltd. actively participated in international brand management activities, cooperated with many international brands, and expanded the global influence of brands through joint promotion and resource sharing. In the next five years, Top Create Biotech Co., Ltd. is expected to achieve sales exceeding 200 million dollars in the international market and enter the TOP100 brand management field.

(4) Industry data

The global biotechnology market has shown a rapid development trend in recent years. According to the latest market research report, the global biotechnology market has exceeded $1 trillion in 2023 and is expected to reach $1.4 trillion in 2025, with a compound annual growth rate of about 15.5%. This growth is mainly due to the application of the new generation of information technology, especially in the fields of biological data processing, gene sequencing and drug research and development. At the same time, the sustained impact of the global epidemic has also intensified the demand for biotechnology and immunotherapy, further promoting the expansion of the market. In addition, the breakthrough of gene editing technology and the development of precision medicine, especially in cancer treatment and genetic diseases, have brought significant growth to the market. The popularity of personalized medical care and digital health management has also injected new vitality into the global biotechnology market. Overall, the continuous optimization and technological innovation of the supply chain management system have made biotechnology and drug research and development more efficient and accurate, laying a solid foundation for the sustained growth of the global biotechnology market.

Geographically, Europe and North America dominate most of the global market, especially the United States, as one of the global biotechnology centers, has a strong pharmaceutical industry and innovation ecosystem. Europe's innovative environment and government support further consolidated its position. The markets in South America and the Middle East are also growing rapidly, among which India has become an important player because of its rich biological and pharmaceutical talents. In addition, emerging markets such as Southeast Asia and Latin America are rising day by day, and the increase in investment and R&D activities has promoted the growth of these regions.

In the future, the global biotechnology market will continue to be promoted by policy support and infrastructure improvement, and the market differences in different regions may be more significant, providing diversified opportunities for related enterprises and investors.

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(5) Industry pain point

1. The global biotechnology market is facing a series of difficulties, mainly in the following aspects:

High R&D cost: The research and development of biotechnology usually requires huge capital investment, especially in the fields of gene editing, new drug development and vaccine manufacturing. The high upfront R&D expenses may make it difficult for many start-ups and small enterprises to enter this field, which limits the extensive participation of the market.

Insufficient PICS (Product Innovation and Commercialization) projects: Due to technical limitations and regulatory requirements, biotechnology enterprises encounter great challenges in the commercialization stage, and many projects are difficult to be successfully transformed into market products, resulting in insufficient market supply.

Shortage of talents and skills: The top biotechnology talents in the world are limited, especially in the fields of gene editing, cell therapy and biomedical engineering. The talent reserve and development system in developing countries still need to be strengthened, which limits the innovation and progression biotechnology industry.

Inconsistency between technical standards and regulations: Due to the differences in standards and regulations in the field of biotechnology in different countries and regions, this poses a challenge to the openness and consistency of the global market. The regulatory requirements of different countries may lead to difficulties in the production and sales of biotechnology products, and affect the expansion and competitiveness of the market.

Insufficient regional cooperation and infrastructure: Although the biotechnology industry is highly regional and professional, the cooperation and resource sharing between different regions are still limited. In addition, the lack of unified infrastructure and logistics network has also increased the production and transportation costs of biotechnology products.

Sustainability and stability of policy support: in the global market environment, the policy support and investment of governments and institutions in the field of biotechnology need continuous and stable protection. If the policy support is insufficient or unclear, it may have a negative impact on the long-term development of biotechnology industry.

Nevertheless, Top Create Biotech Co., Ltd. has great potential in the field of biotechnology, especially in gene editing and stem cell technology research and development. Top Create Biotech Co., Ltd. is expected to occupy a more important position in the global biotechnology market by strengthening policy support, enhancing the ability of scientific and technological innovation, perfecting the legal system and promoting regional cooperation. In the future, the globalization of biotechnology industry will rely more on technological innovation, policy coordination and international cooperation to overcome current challenges and achieve sustainable development.

(6) Industry forecast

The future development prospect of the global biotechnology market is very broad. With the continuous progress of science and technology and the increasing demand of human beings for health, environment and agriculture, the biotechnology industry is undergoing major changes. In the next few years, biotechnology will not only be limited to traditional drug development and treatment technology, but also go deep into many emerging fields, including genomics, precision medicine, cell therapy, regenerative medicine, agricultural biotechnology and environmental protection.

First of all, precision medicine and personalized treatment will be the important development direction of biotechnology. With the progress of genomics, scientists can deeply analyze individual genome information and design more personalized and targeted treatment programs. This treatment method can fight against diseases more accurately, especially in the treatment of complex diseases such as cancer, cardiovascular disease and genetic disease, and precision medicine will exert great potential.

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Secondly, the field of biopharmaceuticals will continue to flourish. The research and development of innovative drugs will be accelerated by advanced technologies such as big data, artificial intelligence and machine learning. In particular, biopharmaceutical companies will pay more attention to the development of new treatment methods such as immunotherapy, cell therapy and gene therapy. These innovative technologies can not only bring patients a higher cure rate, but also reduce side effects, and provide new hope for some diseases for which there is no effective treatment at present.

In addition, the progress of agricultural biotechnology will also have a profound impact on the global market. Gene editing technology, such as CRISPR-Cas9, is gradually changing the agricultural production mode, making crops resistant to pests and diseases, drought, increasing yield, and reducing environmental pollution while improving food production efficiency. This provides a new solution for global food security and sustainable agricultural development.

Regenerative medicine and stem cell therapy are another area of great concern. With the breakthrough of technology, scientists can use stem cells more effectively for tissue regeneration, organ repair and even organ replacement, which will provide revolutionary treatment for curing some diseases that cannot be cured at present, such as nervous system diseases and skeletal muscle injuries.

As for environmental protection biotechnology, with the increasing global concern about climate change and environmental pollution, biotechnology will play an increasingly important role in the field of environmental protection. For example, the use of microorganisms to clean up pollutants, waste conversion technology and research and development of biodegradable plastics are all important applications of biotechnology in the field of environmental protection.

Generally speaking, the future of global biotechnology market will be full of innovation and change. From drug research and development to agricultural production, from environmental protection to regenerative medicine, biotechnology will play an indispensable role in promoting social progress, improving the quality of life and solving global challenges. With the continuous development of technology and the support of policies, the potential of biotechnology will be more fully released, and the market scale and influence of the global biotechnology industry will continue to expand.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Position/Title
Mr. Mingda Wang	Chairman of the board
Mr. Xin Yu	Director
Mr. Junhui Yang	Director & Chief Executive officer

Introduction

Mr. Mingda Wang, current Chairman of the Board of Directors. He also holds social positions such as President of The Grant's Group, Vice Chairman of the World Fuqing Association, and Vice President of the Argentine Fuqing Association. In terms of corporate employment, Mr. Wang Mingda is responsible for leading the development of Shenchuang Group, establishing the company's long-term strategic goals, ensuring that the company can clarify its development direction, seize market opportunities, and achieve sustainable development.

Mr. Xin Yu, current director. He graduated with a bachelor's degree in Financial Accounting from the University of Al Decal á in Spain. In terms of corporate employment, Mr. Yu Xin served as the General Manager of the GUANAY mining area at RESPLANDORADO S.L Mining Company in Bolivia from 2019 to 2021. He participates in major decision-making of the company, such as investment direction, business expansion, resource allocation, etc., helping the group seize market opportunities and achieve sustainable development. Meanwhile, utilizing its experience in procurement management, optimize the supply chain management of Shenchuang Group, reduce costs, and improve operational efficiency.

Mr. Junhui Yang, currently a director and general manager, has served as the general manager of Fuzhou Minxiangjian E-commerce Co., Ltd. He is a professional manager who has been deeply involved in the e-commerce field for many years. He has accumulated rich industry experience through his keen market insight and profound understanding of e-commerce models. Mr. Yang Junhui has held important positions in several well-known e-commerce companies, responsible for market expansion, operation management, and other work at Shenchuang Group, accumulating valuable experience in team management and business development.

Board of Directors

Our board of directors will consist of three directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

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Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our amended and restated memorandum and articles of association to be adopted upon the closing of this offering, we may indemnify our directors and officers to, among other persons, our Directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

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Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and
●	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:
Top Create Group Co., Ltd		100

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$          , divided into           Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are           Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We have received the approval letter from Nasdaq to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “TCBG”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the United Kingdom as the directors determine to be necessary or desirable. The quorum necessary for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under our post-offering Amended and Restated Memorandum and Articles of Association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●	by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering Amended and Restated Memorandum and Articles of Association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering Amended and Restated Memorandum and Articles of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

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Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended and Restated Memorandum and Articles of Association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering Amended and Restated Memorandum and Articles of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue negotiable or bearer shares or shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

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Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●    banks and other financial institutions;

●    insurance companies;

●    pension plans;

●    cooperatives;

●    regulated investment companies;

●    real estate investment trusts;

●    broker-dealers;

●    traders that elect to use a mark-to-market method of accounting;

●    certain former U.S. citizens or long-term residents;

●    tax-exempt entities (including private foundations);

●    individual retirement accounts or other tax-deferred accounts;

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●    persons liable for alternative minimum tax;

●    persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●    investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●    investors that have a functional currency other than the U.S. dollar;

●    persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●    partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●    an individual who is a citizen or resident of the United States;

●    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●    an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●    a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with           , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to           percent (    %) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $          . Such accountable out-of-pocket expenses include no more than $          in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $          and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $          , background checks expenses not to exceed $          , and DTC eligibility fees and expenses not to exceed $          . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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